UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
_____________________________________________________________________________________
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_________________________________________________________________________________

PAGERDUTY, INC.
(Name of Registrant as Specified In Its Charter)
_________________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PagerDuty

FY2025

Annual Report & Proxy Statement

Dear Stockholder,

We are pleased to invite you to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of PagerDuty, Inc. (“PagerDuty” or the “Company”), to be held on Thursday, June 26, 2025, at 2:00 p.m. Pacific Time. The Annual Meeting will be conducted virtually via live audio webcast. You will be able to vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/PD2025 (please have your notice or proxy card in hand when you visit the website). You will not be able to attend the Annual Meeting in person.
The attached Notice of Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting.

YOUR VOTE IS IMPORTANT. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, we urge you to promptly vote and submit your proxy via the Internet, by phone or by mail.

On behalf of the Company's Board of Directors, thank you for your support of and interest in PagerDuty.
Sincerely,
Jennifer Tejada
CEO and Chair of the Board of Directors

Notice of Annual Meeting of Stockholders
Meeting Details

DATE AND TIME Thursday, June 26, 2025 at 2:00 p.m. Pacific Time	PLACE www.virtualshareholdermeeting.com/PD2025.	RECORD DATE May 12, 2025 (the “Record Date”)

Items of Business

1	To elect the Board of Directors’ nominees, Elena Gomez, Zachary Nelson and Bonita Stewart, as Class III directors to hold office until the 2028 Annual Meeting of Stockholders.
2
To ratify the selection of PricewaterhouseCoopers LLP by the Audit Committee of the Board of Directors as the independent registered public accounting firm of the Company for its fiscal year ending January 31, 2026.

3	To conduct an advisory, non-binding vote to approve the compensation of our named executive officers.
4	To conduct any other business properly brought before the meeting.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions for each of these voting options, please refer to the proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting. The Proxy Statement explains proxy voting and the matters to be voted on in more detail.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 26, 2025. Our proxy materials, including the Proxy Statement and Annual Report to Stockholders, are being made available on or about May 27, 2025 at the following website: www.proxyvote.com, as well as on our investor relations webpage at https://investor.pagerduty.com in the “Financials” section under “SEC Filings.” We are providing access to our proxy materials over the Internet under the rules adopted by the U.S. Securities and Exchange Commission. A complete list of record stockholders will be available for examination by any stockholder for any purpose germane to the Annual Meeting beginning ten days prior to the meeting. If you would like to view the list, please email us at corpgov@pagerduty.com.
By Order of the Board of Directors,

Irving Gomez Secretary	San Francisco, California May 27, 2025

Your vote is important. To vote your shares, please follow the instructions in the Notice of Internet Availability of Proxy Materials, which is being mailed to you on or about May 27, 2025.

Executive Summary
This proxy statement (this “Proxy Statement”) and form of proxy are being provided to you in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at our 2025 Annual Meeting of Stockholders (the “Annual Meeting”), and any postponements, adjournments or continuations thereof. The Annual Meeting will be held on June 26, 2025 at 2:00 p.m. Pacific Time, via live audio webcast at www.virtualshareholdermeeting.com/PD2025. Stockholders of record as of May 12, 2025 (the “Record Date”) are invited to attend the Annual Meeting and are entitled to vote on the proposals described in this Proxy Statement.
The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K (“Form 10-K”) for the fiscal year ended January 31, 2025 (the “Annual Report”) is first being mailed on or about May 27, 2025 to all stockholders entitled to vote at the Annual Meeting.
Meeting Details

DATE AND TIME Thursday, June 26, 2025 at 2:00 p.m. Pacific Time	PLACE www.virtualshareholdermeeting.com/PD2025	RECORD DATE May 12, 2025 (the “Record Date”)

Items of Business

Proposals		Board Recommendation	Page Reference

1	To elect the Board of Directors’ nominees, Elena Gomez, Zachary Nelson and Bonita Stewart, as Class III directors to hold office until the 2028 Annual Meeting of Stockholders.	FOR Each Nominee	23
2	To ratify the selection of PricewaterhouseCoopers LLP by the Audit Committee of the Board of Directors as the independent registered public accounting firm of the Company for its fiscal year ending January 31, 2026.	FOR	24
3	To conduct an advisory, non-binding vote to approve the compensation of our named executive officers.	FOR	28
Ways to Vote

INTERNET To vote via the Internet, go to www.proxyvote.com to complete an electronic proxy card.	TELEPHONE To vote by telephone, dial 1-800-690-6903 and follow the recorded instructions.	MAIL To vote by mail using the proxy card, you need to complete, date and sign the proxy card and return it promptly by mail in the envelope provided	IN PERSON To vote at the Annual Meeting, following the instructions at www.virtualshareholdermeeting.com/PD2025

PagerDuty	1	2025 Proxy Statement

Board Nominees / Members

Name	Age	Director Since	Independent	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee

Class III Directors-Nominees for Election at the Current Annual Meeting
Elena Gomez	55	October 2018	X	X
Zachary Nelson	63	June 2018	X		Chair	X
Bonita Stewart	67	January 2021	X		X	Chair
Class I Directors-Continuing in Office until the 2026 Annual Meeting
Jennifer Tejada	54	July 2016
Sarah Franklin	49	December 2024	X	X
William Losch	63	August 2022	X	Chair
Donald Carty	78	April 2025	X	X
Class II Directors- Continuing in Office until the 2027 Annual Meeting
Teresa Carlson	62	March 2024	X	X		X
Rathi Murthy	59	March 2019	X		X
Alex Solomon	42	November 2010
Financial Highlights

REVENUE $467.5M	GROSS MARGIN 83.0%	OPERATING CASH FLOW $117.9M
Fiscal year revenue was $467.5 million, an increase of 8.5% year-over-year.
United States Generally Accepted Accounting Principles (“GAAP” or “U.S. GAAP”) gross margin was 83.0% for fiscal 2025 compared to 81.9% for fiscal 2024. Non-GAAP(2) gross margin was 86.2% for fiscal 2025 compared to non-GAAP gross margin of 85.8% for fiscal 2024.

Net cash provided by operating activities was $117.9 million or 25.2% of revenue for fiscal 2025 compared to $72.0 million, or 16.7% of revenue, for fiscal 2024. Free cash flow was $108.4 million or 23.2% of revenue for fiscal 2025 compared to $64.4 million or 15.0% of revenue, for fiscal 2024.

PagerDuty	2	2025 Proxy Statement

OPERATING LOSS $59.8M	NET LOSS ATTRIBUTABLE TO PAGERDUTY, INC. COMMON STOCKHOLDERS $54.5M
GAAP operating loss was $59.8 million, or GAAP operating margin of negative 12.8% for fiscal 2025 compared to a $96.2 million loss, or GAAP operating margin of negative 22.3%, for fiscal 2024. Non-GAAP operating income was $82.7 million, or non-GAAP operating margin of 17.7% for fiscal 2025 compared to non-GAAP operating income of $56.4 million, or non-GAAP operating margin of 13.1%, for fiscal 2024.

GAAP net loss attributable to PagerDuty, Inc. common stockholders was $54.5 million for fiscal 2025 compared to $81.8 million for fiscal 2024. GAAP net loss per share attributable to PagerDuty, Inc. common stockholders was $0.59 for fiscal 2025 compared to $0.89 for fiscal 2024. Non-GAAP net income attributable to PagerDuty, Inc. common stockholders was $80.4 million for fiscal 2025 compared to $72.6 million for fiscal 2024. Non-GAAP net income per diluted share attributable to PagerDuty, Inc. common stockholders was $0.85 for fiscal 2025 compared to $0.74 for fiscal 2024.

(1)Our fiscal year ends on January 31. References to fiscal 2025 refer to the fiscal year ended January 31, 2025.
(2)To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. GAAP, we use certain non-GAAP financial measures. For a full reconciliation of the U.S. GAAP to non-GAAP financial measures, please see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations— Non-GAAP Financial Measures” of our Form 10-K filed with the Securities and Exchange Commission on March 17, 2025.
Stockholder Engagement
At our 2024 Annual Meeting of Stockholders, we conducted a non-binding stockholder advisory vote on the compensation of our named executive officers disclosed in our proxy statement filed in fiscal 2025 (commonly referred to as a “Say-on-Pay” vote). Approximately 79.9% of the shares of our common stock represented and entitled to vote on the matter voted to approve, on an advisory basis, the fiscal 2024 compensation of our named executive officers.
Our Board noted that stockholder support for the 2024 Say-on-Pay vote was noticeably lower than the 91.8% support for the 2023 Say-on-Pay vote. In response to the decline in support, our Board and management team led a dedicated effort in the second half of fiscal 2025 to engage with our largest stockholders to discuss topics related to our executive compensation program and their votes on our Say-on-Pay proposal.

WE CONTACTED FIRMS REPRESENTING 33.8
After the 2024 Annual Stockholder Meeting, we contacted firms holding 33.8% of our outstanding shares of common stock, and ultimately engaged with all stockholders who accepted our request for a meeting, representing 30.1% of our outstanding shares. These engagements were led by members of our management team, including representatives from the Secretary’s office, Investor Relations, and Total Rewards.

of our outstanding shares of common stock

PagerDuty	3	2025 Proxy Statement

Compensation Overview

What we do	What we do not do

Maintain an Independent Compensation Committee. Our Compensation Committee consists solely of independent directors who establish our compensation practices.	No Guaranteed Bonuses. We do not provide guaranteed bonuses to our NEOs.

Retain an Independent Compensation Advisor. Our Compensation Committee has engaged its own compensation consultant to provide information, analysis and other advice on compensation independent of management. This consultant performed no other consulting or other services for us in fiscal 2025.

No Executive Retirement Plans. We do not currently offer, nor do we have plans to offer, defined benefit pension plans or any non-qualified deferred compensation plans or arrangements to our NEOs other than the plans and arrangements that are available to all employees. Our NEOs are eligible to participate in our Section 401(k) retirement savings plan on the same basis as our other employees.

Annual Executive Compensation Review. Our Compensation Committee conducts an annual review and approval of our compensation strategy, including a review and determination of our compensation peer group used for comparative purposes.
No Hedging or Pledging. We prohibit our employees (including our officers) and the non-employee members of our Board from hedging or pledging our securities.

Annual Compensation Risk Assessment. Our Compensation Committee conducts an annual review of our compensation-related risk profile to ensure that our compensation programs do not encourage our employees to take excessive or inappropriate risk and that the level of risk encouraged is not reasonably likely to have a material adverse effect on us.
No Significant Tax Payments on Perquisites. We do not provide significant tax reimbursement payments (including “gross-ups”) on perquisites or other personal benefits.

Compensation At-Risk. Our executive compensation program is designed so that a significant portion of our NEOs’ compensation is “at risk” based on corporate performance, as well as equity-based, to align the interests of our NEOs and stockholders.

No “Golden Parachute” Excise Tax Payments. We do not provide any contracts or agreements guaranteeing future excise tax reimbursement payments (including “gross-ups”) on payments or benefits contingent upon a change in control of our Company.

Use a Pay-for-Performance Philosophy. The majority of our NEOs’ compensation is directly linked to corporate performance; we also structure their target total direct compensation opportunities with a significant long-term equity component, thereby making a substantial portion of each NEO’s target total direct compensation dependent upon our stock price and/or total stockholder return over the long term.
No Special Welfare or Health Benefits. We do not provide our NEOs with any welfare or health benefit programs, other than participation in our broad-based employee programs.

Compensation Recovery (“Clawback”) Policy. We have adopted and maintain a compensation recovery policy that complies with the requirements of Rule 10D-1 promulgated under the Exchange Act and the applicable listing standards of NYSE for our current and former executive officers (as defined in Rule 10D-1) for the recovery of any erroneously awarded performance-based incentive compensation, which is discussed under the section titled “Compensation Recovery Policy” below.
No Single-Trigger Protections. We do not provide “single-trigger” cash payments or equity award vesting acceleration for a change in control of our Company.

Succession Planning. We review the risks associated with our key executive officer positions to ensure adequate succession plans are in place.

PagerDuty	4	2025 Proxy Statement

Board of Directors and Corporate Governance
Our business is overseen by our Board, which currently has ten members. Eight of our directors are independent within the meaning of the independence requirements of the New York Stock Exchange (“NYSE”). Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
There are three directors in the class whose term of office expires in 2025. Each of the nominees listed below is currently a director of the Company. If elected at the Annual Meeting, each of these nominees would serve until the 2028 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.
Mr. Carty was first identified as a prospective director candidate by our stockholder Scalar Gauge Fund, LP and certain of its affiliates (together, “Scalar Gauge”) and was appointed to our Board in accordance with our cooperation agreement with Scalar Gauge.Ms. Franklin was first identified as a prospective director candidate by a third-party consultant.
It is the Company’s policy to encourage directors and nominees for director to attend the Annual Meeting, and all but one of the then-current members of our Board attended the 2024 annual meeting of stockholders.

PagerDuty	5	2025 Proxy Statement

Below is a summary of the primary experience, qualifications and skills that our director nominees and continuing directors bring to the Board:

Experience	Description	Number of Directors with the Experience

Public Company CEO	Directors who have served as public company CEOs are important to us because they have the experience and perspective to analyze, shape, and oversee the execution of important operational and policy issues	■■■■■■■■■■
Global Experience	Global experience can provide valuable business and cultural perspectives regarding many important aspects of our business as we are a global organization with sales and other offices around the world	■■■■■■■■■■
Technology, Product, and Cybersecurity	Directors with insight in technology infrastructure, business products, and cybersecurity risks are particularly important to us given our focus on product innovation and expanding our service offerings	■■■■■■■■■■
Sales and Marketing	Experience building global sales, marketing, and brand-building in new markets and opportunities for innovation and disruption are important to us to grow our revenue	■■■■■■■■■■
Finance	Directors with significant expertise in corporate finance, financial accounting, financial strategy, and financial reporting are valuable to us in order to promote effective capital allocation, robust controls, and oversight	■■■■■■■■■■
Corporate Development, Strategy, and M&A	Experience in business development, corporate strategy, and mergers and acquisitions that includes skills in assessing and analyzing proposed acquisitions along with the Company’s strategy and long-term corporate development are important to us as we seek inorganic growth	■■■■■■■■■■
Human Capital & Talent Management
Expertise in the implementation of a successful framework for workforce acquisition, management, and optimization, and aligning company culture that results in the attraction, development and retention of top candidates with a range of skills and backgrounds are important to us because our corporate culture is critical component of our success
■■■■■■■■■■
Scaling a SaaS Company	Directors with experience growing successful SaaS companies, reaching scale and maturity are important to us as we scale to become a $1B revenue company	■■■■■■■■■■
Governance, Risk, Regulatory, and Compliance	Experience in public company corporate governance, enterprise risk, privacy, compliance, regulatory, public policy, and creating long term sustainable value are extremely relevant to PagerDuty’s business and important to us in order to protect stockholder value, while balancing other constituencies’ interests	■■■■■■■■■■
Emerging Technologies and Artificial Intelligence (AI)
Experience in identifying strategic opportunities and overseeing risks related to innovation and emerging technologies, including artificial intelligence, are important to us as we continue to explore new opportunities and technologies in helping organizations drive operational transformation
■■■■■■■■■■

PagerDuty	6	2025 Proxy Statement

The following table sets forth information, as of April 30, 2025, with respect to our directors who we expect to continue in office after the Annual Meeting, including the three nominees for election at the Annual Meeting:

Name	Age	Director Since	Independent	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee

Class III Directors-Nominees for Election at the Current Annual Meeting
Elena Gomez	55	October 2018	X	X
Zachary Nelson	63	June 2018	X		Chair	X
Bonita Stewart	67	January 2021	X		X	Chair
Class I Directors-Continuing in Office until the 2026 Annual Meeting
Jennifer Tejada	54	July 2016
Sarah Franklin	49	December 2024	X	X
William Losch	63	August 2022	X	Chair
Donald Carty	78	April 2025	X	X
Class II Directors- Continuing in Office until the 2027 Annual Meeting
Teresa Carlson	62	March 2024	X	X		X
Rathi Murthy	59	March 2019	X		X
Alex Solomon	42	November 2010
Board Profile

INDEPENDENCE 80% Independent	GENDER 60% Female	TENURE Average Tenure: 5.4 Years

PagerDuty	7	2025 Proxy Statement

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.
Nominees for Election for a Three-Year Term Expiring at the 2028 Annual Meeting

Elena Gomez AGE: 55 DIRECTOR SINCE: 2018
Ms. Gomez has served on our Board since October 2018. Ms. Gomez has served as the Chief Financial Officer of Toast, Inc., a cloud-based restaurant software company since May 2021. From May 2016 until May 2021, Ms. Gomez served as Chief Financial Officer at Zendesk, Inc., a global company that builds software for customer service and engagement. From July 2010 to April 2016, Ms. Gomez served in senior finance roles at Salesforce, Inc., a global enterprise software company, including Senior Vice President Go To Market Distribution from July 2015 to April 2016, Vice President Sales and Support and Marketing Finance from June 2011 to June 2015, and Senior Director Marketing and General and Administrative Finance from July 2010 to June 2011. Prior to that, she held finance roles at Visa Inc., a financial services company, and The Charles Schwab Corporation, a brokerage and banking company. Ms. Gomez currently serves on the board of directors of Smartsheet Inc. and on the board of directors of the Haas School of Business at the University of California, Berkeley. Ms. Gomez holds a B.S. in Business Administration from the Haas School of Business at the University of California, Berkeley.
Ms. Gomez was selected to serve on our Board because of her financial expertise as well as her extensive experience working in the technology sector and senior leadership experience at technology companies and public companies.

Zachary Nelson AGE: 63 DIRECTOR SINCE: 2018
Mr. Nelson has served on our Board since June 2018. Since December 2021, he has served as Chief Executive Officer of ZE Investments, a private investment company. From July 2002 to June 2017, Mr. Nelson served as the Chief Executive Officer at NetSuite Inc., a business management software company that was acquired by Oracle Corporation, a computer technology company, in November 2016. Since August 2021, Mr. Nelson has served on the board of directors as well as the audit committee of Freshworks, Inc., a software solutions company. Since April 2024, Mr. Nelson has also served on the board of Acumatica Inc., a private company that provides cloud-based Enterprise Resource Planning (ERP) solutions. Mr. Nelson holds a B.S. in Biological Sciences and an M.A. in Anthropology from Stanford University.
Mr. Nelson was selected to serve on our Board because of his experience building and scaling high-velocity cloud software companies and senior leadership experience at technology companies.

PagerDuty	8	2025 Proxy Statement

Bonita Stewart AGE: 67 DIRECTOR SINCE: 2021
Ms. Stewart has served on our board of directors since January 2021. She is a member of the Steering Committee of the Black Angel Group, which launched in 2021, and founder and managing partner for BAG Ventures, a venture fund focused on investing in enterprise AI solutions. She is also an advisor at Gradient Ventures, where she advises early-stage artificial intelligence companies on their business development strategies and board practices. Previously at Google, she was Vice President, Global Partnerships, overseeing relationships with the largest US publishers across search, news, media/entertainment, commerce, and mobile apps. Prior to joining Google in 2006, she led Chrysler Group Interactive Communications for DaimlerChrysler AG, Dodge Passenger Cars and Minivans brand management and Chrysler Brand Advertising. Currently, she serves on the Deckers Brands board and the Dance Theatre of Harlem. Ms. Stewart graduated magna cum laude with a Bachelor of Arts from Howard University and an MBA from Harvard Business School.
Ms. Stewart was selected to serve on our Board because of her extensive experience leading multi-billion dollar operations, accelerating digital technology adoption and driving business transformation for major corporations in the IT, automotive and technology fields.

PagerDuty	9	2025 Proxy Statement

Directors Continuing in Office Until the 2026 Annual Meeting

Jennifer Tejada AGE: 54 DIRECTOR SINCE: 2016
Ms. Tejada has served as our Chief Executive Officer and as a member of our Board since July 2016. From July 2013 to July 2015, Ms. Tejada served as President and Chief Executive Officer at Keynote Systems, Inc., a software company specializing in digital performance analytics and web and mobile testing. Ms. Tejada currently serves on the board of directors of The Estée Lauder Companies Inc., a multinational manufacturer and marketer of beauty products, and she previously served on the board of directors of UiPath, Inc., global software company that develops a platform for robotic process automation, from September 2020 until April 2023. Prior to her role at PagerDuty, Ms. Tejada was the CEO of Keynote Systems where she led the company to strong profitable growth before its acquisition by Dynatrace in 2015. Before Keynote, Ms. Tejada was Executive Vice President and Chief Strategy Officer at the enterprise software company Mincom leading its global strategy up to its acquisition in late 2011 by ABB. She has also held senior positions at Procter & Gamble and i2 Technologies (acquired by JDA Software). Ms. Tejada holds a B.A. in Business Management and Organizational Behavior from the University of Michigan.
Ms. Tejada was selected to serve on our Board because of the experience and perspective she provides as our Chief Executive Officer, as well as her broad executive experience successfully leading, scaling, and optimizing global technology companies.

Donald Carty AGE: 78 DIRECTOR SINCE: 2025
Mr. Carty has served on our Board since April 2025. He is currently the Chairman of Porter Aviation Holdings, Inc., a role he has held since November 2005. Mr. Carty served as the Chairman and Chief Executive Officer of American Airlines Group, Inc. (NASDAQ: AAL) from 1998 to 2003 and as Vice Chairman and Chief Financial Officer of Dell, Inc. (NYSE:DELL) from 2008 to 2009 and as a Director at Dell from 1992 to 2013. Mr. Carty was the Director and Chair of the Audit Committee at Canadian National Railway Company (NYSE: CNI) from 2011 to 2021; a Director at Hawaiian Airlines, Inc. (NASDAQ: HA) from 2004 to 2007, from 2008 to 2011 and from 2016 to 2022; and a Director of Vmware, Inc. (NYSE: VMW) from 2015 to 2022. He holds a B.A from Queens University (Canada) and a M.B.A. from Harvard Business School.
Mr. Carty was selected to serve on our Board because of his multiple leadership roles including his time as the Chairman & Chief Executive Officer of American Airlines Group, Inc. and Vice Chairman and Chief Financial Officer of Dell, Inc., and his experience as a member of a public company board of directors.

PagerDuty	10	2025 Proxy Statement

Sarah Franklin AGE: 49 DIRECTOR SINCE: 2024
Ms. Franklin has served on the PagerDuty board since December 2024. Since January 2024, Ms. Franklin has served as the Chief Executive Officer of Degree, Inc., doing business as Lattice, a people management platform company. She brings 25 years of experience leading and scaling companies in tech and has a unique blend of technical knowledge, business acumen, and marketing expertise. From October 2008 until January 2024, Ms. Franklin served in various executive leadership roles at Salesforce, Inc., a cloud-based software company, including President & Chief Marketing Officer, EVP Platform, and GM Trailhead. Before Salesforce, she worked at a variety of companies ranging from scaled businesses to scrappy startups. During her career, Ms. Franklin has been awarded many accolades, including Forbes’ Most Influential CMO, “CMO to Watch” by Business Insider, and recipient of the Brand Genius Award from Adweek. Ms. Franklin holds a dual degree in chemical engineering and biochemistry from Virginia Tech.
Ms. Franklin was selected to serve on our board because she brings a blend of technical knowledge, business acumen, and marketing expertise in emerging technologies and trends as well as knows how to scale a SaaS company.

William Losch AGE: 63 DIRECTOR SINCE: 2022
Mr. Losch has served on our Board since August 2022. He has been an advisor to Okta, Inc., an identity management platform for enterprises, since his retirement as Chief Financial Officer of Okta in March 2021. From June 2013 until his retirement in March 2021, he served as Chief Financial Officer of Okta, and from June 2007 to June 2013, he served as Chief Financial Officer at MobiTV, Inc., a technology platform provider of multiscreen video delivery services. From October 2004 to May 2007, he served as the Chief Accounting Officer at DreamWorks Animation, SKG, Inc., an animation company. From March 1998 to July 2003, he served in various finance positions, most recently as Vice President of Finance and Chief Accounting Officer, at Yahoo! Inc., an internet company. Mr. Losch currently serves on the board of directors of Druva, Inc., a privately-owned cloud data protection and management as a service company. Mr. Losch holds a B.A. in Economics from the University of California, Los Angeles.
Mr. Losch was selected to serve on our Board because of his more than three decades of successful experience providing financial and operational leadership for high-performing SaaS companies.

PagerDuty	11	2025 Proxy Statement

Directors Continuing in Office Until the 2027 Annual Meeting

Teresa Carlson AGE: 62 DIRECTOR SINCE: 2024
Ms. Carlson has served on our Board since March 2024. Since October 2023, Ms. Carlson has served as an advisor to General Catalyst, a venture capital firm. From January to September 2023, Ms. Carlson served as the President and Chief Commercial Officer of Flexport, a supply chain logistics solutions provider. Prior to that, Ms. Carlson served as Corporate Vice President and Executive-in-Residence at Microsoft Corporation, a global technology company, from May to December 2022. From April 2021 to March 2022, Ms. Carlson served as the President and Chief Growth Officer at Splunk, a big data platform provider. Prior to that, Ms. Carlson was a Vice President at Amazon Web Services, a subsidiary of Amazon from December 2010 through April 2021, where she founded and built the Worldwide Public Sector business along with the Aerospace and Satellite business unit and then picked up the other regulated industries from 2019 through 2021. Since August 2023, Ms. Carlson has served on the board of directors of Optimus Healthcare, a company focused on creating a network of innovative healthcare companies. Ms. Carlson also served on the board of directors of KnightSwan Acquisition Corporation, a special purpose acquisition company, from December 2021 to December 2023. Ms. Carlson received a M.S., and B.S. from Western Kentucky University.
Ms. Carlson was selected to serve on our Board because of her extensive leadership experience and her expertise in driving digital transformation in global governments and regulated industries for the technology sector.

Rathi Murthy AGE: 59 DIRECTOR SINCE: 2019
Ms. Murthy has served on our Board since March 2019. Since March 2025, she has served as Chief Technology Officer of Varo Bank, the first all-digital nationally chartered U.S. bank. Prior to joining Varo Bank, Ms. Murthy served as the President and Chief Technology Officer of Expedia Group, a travel technology company, from June 2021 to May 2024, where she led a major transformation of the company’s travel platform, driving innovation and improving the customer experience. She also served as the Chief Technology Officer of Verizon Media, a division of Verizon Communications, Inc., a telecommunications company, from January 2020 until May 2021, and as Chief Technology Officer at Gap Inc., a clothing and accessories retailer, from March 2016 to January 2020, where she oversaw global technology strategy and led large-scale digital transformation initiatives. Prior to that, Ms. Murthy served in various senior leadership positions at American Express Company, a multinational financial services company, including Senior Vice President and Chief Information Officer of Enterprise Growth from January 2015 to March 2016 and Vice President, Technology from September 2012 to January 2015, where she helped build scalable platforms to support new growth and digital capabilities. Ms. Murthy holds a B.S. in Electrical Engineering from Bangalore University and an M.S. in Computer Engineering from Santa Clara University. In addition to her corporate leadership roles, Ms. Murthy also serves as an advisor to the University of San Francisco’s Board of Trustees Committee on Information Technology Strategy and is on the Board of Sri Sri University.
Ms. Murthy was selected to serve on our Board because of her deep expertise in engineering and enterprise technology, her proven track record in building products and platforms at scale, and her executive leadership across global public companies.

PagerDuty	12	2025 Proxy Statement

Alex Solomon AGE: 42 DIRECTOR SINCE: 2010
Mr. Solomon co-founded our company and served as our General Manager of Flexible Platform from January 2021 to July 2024, and as a member of our Board since November 2010. Mr. Solomon served as our Chief Technology Officer from July 2016 to January 2021, and as our Chief Executive Officer from May 2010 to July 2016. Mr. Solomon holds a B.S.E. from the University of Waterloo.
Mr. Solomon was selected to serve on our Board because of his experience as our co-founder and former Chief Executive Officer.

Director Independence
Our common stock is listed on the NYSE. Under the listing requirements and rules of the NYSE, independent directors must comprise a majority of our Board. In addition, the rules of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of the NYSE, a director will only qualify as an “independent director” if the Board determines that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member. Additionally, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or be an affiliated person of the listed company or any of its subsidiaries.
Our Board has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities as required by the rules of the NYSE. Based upon information requested from and provided by each director concerning such director’s background, employment and affiliations, including family relationships, our Board determined that Mmes. Carlson, Gomez, Murthy, Stewart and Franklin and Messrs. Losch, Nelson, and Carty representing eight of our ten directors, are “independent directors” as defined under current rules and regulations of the SEC and the listing standards of the NYSE. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in “Transactions with Related Persons and Indemnification—Certain Related Person Transactions.”

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Board Leadership Structure
Jennifer Tejada, our Chief Executive Officer, serves as Chair of our Board and presides over meetings of our Board and carries out such other duties as are customarily carried out by the chair of a board. Ms. Tejada brings valuable insight to our Board due to the perspective and experience she brings as Chief Executive Officer. Our Board has appointed Zachary Nelson to serve as our presiding director. Our presiding director presides over periodic meetings of our independent directors, serves as a liaison between our Chair of the Board and the independent directors, and performs such additional duties as our Board may otherwise determine and delegate.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of the Company’s risk management process which risks include, among others, strategic, financial, business and operational, cybersecurity, legal and regulatory compliance, and reputational risks. The Board believes that its current leadership structure facilitates its risk oversight responsibilities. In particular, the Board believes the majority-independent Board and independent Board committees provide a well-functioning and effective balance. Although the Board does not have a standing risk management committee, it administers its risk management oversight function directly through the Audit Committee, the Board as a whole, as well as through its other standing committees that address relevant risks inherent in their respective areas of oversight. In particular, the Board is responsible for overseeing and addressing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company.
The Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Furthermore, the Audit Committee plays a role in overseeing risks from cybersecurity threats, and periodically reviews with certain Company management, the Company’s significant cybersecurity threats and risk and the processes the Company has implemented to address them. The Audit Committee also oversees compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. The Nominating and Corporate Governance Committee (the “Nominating Committee”) oversees risks related to our overall corporate governance, including Board and committee composition, Board size and structure and director independence, as well as succession planning. The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Both the Board as a whole and the various standing committees receive periodic reports from executive management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as appropriate.
Meetings of the Board
Our Board is responsible for the oversight of company management and the strategy of the Company and for establishing corporate policies. Our Board and its committees meet throughout the year on a regular schedule, and also hold special meetings and act by written consent from time to time. The Board met seven times during the last fiscal year. All Board members attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.
We encourage our directors and nominees for director to attend our annual meeting of stockholders, and all but one of the then-current members of our Board attended the 2024 annual meeting of stockholders.

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Committees of the Board
Our Board has established an Audit Committee, a Compensation Committee and a Nominating Committee. From time to time, our Board may establish other committees to facilitate the management of our business. The composition and responsibilities of each of the committees as of April 30, 2025 is described below. Members serve on these committees until their resignation or until otherwise determined by the Board.
Each committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the NYSE. Copies of each charter are posted on our website at https://investor.pagerduty.com/governance/governance-documents. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Jennifer Tejada
Teresa Carlson(1)	Member		Member
Donald Carty(2)	Member
Sarah Franklin(3)	Member
Elena Gomez	Member
William Losch	Chair
Rathi Murthy		Member
Zachary Nelson		Chair	Member
Alex Solomon(5)
Bonita Stewart		Member	Chair
Total Number of Meetings in Fiscal Year 2025	4	6	4
(1)Ms. Carlson was appointed to the Board on March 13, 2024.
(2)Mr. Carty was appointed to the Board on April 28, 2025, and as such, was not a member of the Board for fiscal year 2025.
(3)Ms. Franklin was appointed to the Board on December 4, 2024.

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Audit Committee MEMBERS: WILLIAM LOSCH (CHAIR) TERESA CARLSON DONALD CARTY SARAH FRANKLIN ELENA GOMEZ
The Audit Committee oversees the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The principal duties and responsibilities of our Audit Committee include, among other things:
•helping our Board oversee our corporate accounting and financial reporting processes, systems of internal control, and financial statement audits, and the integrity of our financial statements;
•managing the selection, engagement terms, fees, qualifications, independence, and performance of qualified firms to serve as independent registered public accounting firms to audit our financial statements;
•discussing the scope and results of the audit with the independent registered public accounting firms, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•developing and reviewing procedures for employees to submit concerns anonymously about questionable accounting or auditing matters;
•overseeing our risk identification, assessment and management practices, processes and policies in all areas of our business, including financial, accounting, tax, privacy, cybersecurity, and information technology matters;
•overseeing compliance with our Code of Business Conduct and Ethics;
•reviewing and approving related-party transactions;
•obtaining and reviewing a report by the independent registered public accounting firms, at least annually, that describes the firm’s internal quality-control procedures, any material issues with such procedures, and any steps taken to address such issues when required by applicable law; and
•approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firms.
Each member of our Audit Committee meets the requirements for independence under the listing standards of the NYSE and the applicable rules and regulations of the SEC. Each member of our Audit Committee also meets the financial literacy requirements of the listing standards of the NYSE. In addition, our Board has determined that each of Mr. Losch, Mr. Carty, and Ms. Gomez is an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

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Compensation Committee MEMBERS: ZACHARY NELSON (CHAIR) RATHI MURTHY BONITA STEWART
Our Compensation Committee is responsible for, among other things:
•reviewing and approving, or recommending that our Board approve, the compensatory arrangements of our executive officers and other senior management, as appropriate;
•reviewing and recommending to our Board the compensation of our non-employee directors;
•administering our equity award plans, compensation plans and similar programs;
•evaluating and adopting compensation plans and programs and evaluating and recommending to our Board for approval the modification or termination of our existing plans and programs; and
•reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation strategy.
Each member of our Compensation Committee meets the requirements for independence under the listing standards of the NYSE and the applicable rules and regulations of the SEC. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.

COMPENSATION COMMITTEE PROCESSES AND PROCEDURES
Typically, the Compensation Committee meets quarterly and with greater frequency, if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Company’s Chief People Officer and Compensia, Inc. (“Compensia”). The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding her compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisors engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to the Compensation Committee, other than in-house legal counsel and certain other types of advisors, only after taking into consideration six factors, prescribed by the SEC and the NYSE, that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent.

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During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and the NYSE, the Compensation Committee engaged Compensia as its compensation consultant. The Compensation Committee requested that Compensia:
•assist in evaluating, developing and implementing an executive compensation program in connection with the Company’s transition to a public company;
•assist in developing a non-employee director compensation program; and
•develop a comparative group of companies and perform analyses of competitive performance and compensation levels for that group.
Compensia representatives meet regularly with our Compensation Committee during its regular meetings, including in executive sessions from time to time without any members of management present. Compensia works directly with our Compensation Committee (and not on behalf of management) to assist our Compensation Committee in satisfying its responsibilities and will undertake no projects for management without our Compensation Committee’s approval. No work performed by Compensia during fiscal year 2025 raised a conflict of interest.
Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. In fiscal year 2025, the Compensation Committee delegated authority to the Chief Executive Officer to grant, without any further action required by the Compensation Committee, equity awards to employees and consultants who are not officers or directors of the Company or direct-reports to the Chief Executive Officer. The purpose of this delegation of authority is to enhance the flexibility of equity award administration within the Company and to facilitate the timely grant of equity awards to non-executive employees, particularly new employees, within specified limits approved by the Compensation Committee. In particular, under this delegation of authority, the Chief Executive Officer may make awards in an individual amount of up to 100,000 restricted stock units (“RSUs”) or stock options to purchase up to 200,000 shares or a combination of 150,000 RSUs and stock options, subject to an aggregate value limit of $2 million, to eligible employees per fiscal year. Typically, as part of its oversight function, the Compensation Committee will review the list of grants made by the Chief Executive Officer at each regularly scheduled meeting.
The Compensation Committee considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of her performance is conducted by the Compensation Committee, which determines any adjustments to her compensation as well as awards to be granted. For all executives as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive compensation paid at other companies identified by the compensation consultant.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Our Compensation Committee is currently comprised of Mr. Nelson, Ms. Stewart, and Ms. Murthy, none of whom is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

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Nominating and Corporate Governance Committee MEMBERS: BONITA STEWART (CHAIR) TERESA CARLSON ZACHARY NELSON
Our Nominating Committee is responsible for, among other things:
•identifying and evaluating candidates, including the nomination of incumbent directors for re-election and nominees recommended by stockholders, to serve on our Board;
•reviewing the performance of our Board, including committees of the Board, and management;
•considering and making recommendations to our Board regarding the composition of our Board and its committees;
•instituting plans or programs for the continuing education of directors and orientation of new directors;
•reviewing our environmental, social and governance activities and programs and, as appropriate, our public disclosures related to such matters;
•developing and making recommendations to our Board regarding corporate governance guidelines and matters; and
•reviewing plans for succession to the offices of our executive officers and making recommendations to our Board regarding selection of appropriate individuals to succeed to these positions.
Each member of our Nominating Committee meets the requirements for independence under the listing standards of the NYSE.

CONSIDERATIONS IN EVALUATING DIRECTOR NOMINEES
Our Nominating Committee uses a variety of methods for identifying and evaluating potential director candidates. In its evaluation of director candidates, including the current directors eligible for re-election, our Nominating Committee will consider the current size and composition of our Board and the needs of our Board and the respective committees of our Board. Some of the qualifications that our Nominating Committee considers include, without limitation, experience of particular relevance to us and our Board, accomplishments, superior credentials, independence, area of expertise, and the highest ethical and moral standards. Although our Board does not maintain a specific policy with respect to board diversity, the Nominating Committee considers a broad range of backgrounds and experiences. Our Board believes that our directors represent a broad range of attributes, qualifications, experiences, and skills to provide an effective mix of viewpoints and knowledge. Our Board includes six female directors.
In making determinations regarding nominations of directors, the Nominating Committee may take into account the benefits of different viewpoints. Any search firm retained by our Nominating Committee to find director candidates would be instructed to take into account all of the considerations used by our Nominating Committee. After completing its review and evaluation of director candidates, our Nominating Committee recommends to our full Board the director nominees for selection.
STOCKHOLDER RECOMMENDATIONS FOR NOMINATIONS TO THE BOARD OF DIRECTORS
Our Nominating Committee will consider candidates for director recommended by our stockholders who are stockholders of record at the time of the submission of the director recommendation and on the record date for the determination of stockholders entitled to vote at the annual meeting, so long as such recommendations comply with our amended and restated certificate of incorporation and amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The Nominating Committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our Board includes members with a range of different backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business.

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Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating Committee at the following address: c/o PagerDuty, Inc., 600 Townsend St., Suite 200, San Francisco, CA 94103, Attn: Secretary, no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. Submissions must include the full name and address of the stockholder on whose behalf the submission is made, the number of shares owned beneficially by such stockholder as of the date of the submission, the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and any additional information required by our amended and restated bylaws. Our Nominating Committee has discretion to decide which individuals to recommend for nomination as directors. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Communications with our Board of Directors
Stockholders or interested parties who wish to communicate with our Board or with an individual director may do so by mail to our Board or the individual director, care of our Secretary at 600 Townsend St., Suite 200, San Francisco, CA 94103. The communication should indicate that it contains a stockholder or interested party communication. Our Secretary or his/her designee, in consultation with appropriate directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the director or directors to whom the communications are addressed or, if none are specified, to the Chair of our Board.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our Board has adopted Corporate Governance Guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on our investor relations webpage at https://investor.pagerduty.com/governance/governance-documents. We intend to post any amendments to our Code of Business Conduct and Ethics, and any waivers of our Code of Business Conduct and Ethics for directors and executive officers, on the same website or in a Current Report on Form 8-K filed with the SEC. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference into this Proxy Statement the information on or accessible through our website.
Board Evaluations
The Nominating and Corporate Governance Committee Chair, in collaboration with the Board Chair and Presiding Director, is responsible for managing the annual process for evaluating the Board, its committees, and individual directors. Periodically, the Board utilizes the assistance of a third-party facilitator in the evaluation process. For fiscal 2025, the Nominating and Corporate Governance Committee utilized the same Board self-evaluation process as was used in fiscal 2023. The results were aggregated and summarized by the Nominating and Corporate Governance Committee Chair, who reported the results to the full Board and certain senior executives of the Company.
Our Board, Nominating and Corporate Governance Committee, and certain senior executives of the Company then reviewed and discussed the evaluation results and any actions to be taken as a result of the discussion. The results were used to inform Board and committee composition and refreshment, including the expansion and refinement of the attributes and experience criteria for Board membership and to address the evolving needs of the Company.

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Director Compensation
The following table sets forth information regarding the compensation of our directors during the fiscal year ended January 31, 2025, other than Jennifer Tejada, our Chief Executive Officer, who is also a member of our Board but did not receive any additional compensation for service as a director. The compensation of Ms. Tejada as a named executive officer is set forth below under “Executive Compensation—Summary Compensation Table for Fiscal Year 2025.” The table below includes information regarding the compensation of Mr. Solomon, our co-founder, who was an employee of the Company until July 2, 2024. After July 2, 2024, Mr. Solomon received compensation solely for his service as a member of our Board. Mr. Carty was appointed to the Board on April 28, 2025; as such, he was not a director during the fiscal year ended January 31, 2025 and is not included in the following table.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Stock Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Teresa Carlson	38,983	—	449,977	—	488,960
Sameer Dholakia(3)	35,745	—	184,980	—	220,725
Sarah Franklin(4)	7,274	—	449,979	—	457,253
Elena Gomez	54,295	—	184,981	—	239,276
William Losch	42,615	—	184,981	—	227,596
Rathi Murthy	55,041	—	184,981	—	240,022
Zachary Nelson	20,329	—	—	105,358	125,687
Alex Solomon(5)	50,405	—	184,981	—	235,386
Bonita Stewart	53,042	—	184,981	—	238,023
(1)The amounts disclosed represent the aggregate grant date fair value of the stock awards granted under our 2019 Equity Incentive Plan (the “2019 Equity Plan”), computed in accordance with Financial Accounting Standards Board Accounting Standards Codification ASC Topic 718 (ASC Topic 718). Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of the stock awards reported in these columns are set forth in the notes to our audited financial statements included in our Form 10-K. These amounts do not reflect the actual economic value that may be realized by the director. For additional information, refer to Note 12 to our consolidated financial statements included in our Form 10-K for the fiscal year ended January 31, 2025.
(2)As of January 31, 2025, our non-employee directors held outstanding stock options to purchase shares of common stock and outstanding RSUs. Ms. Gomez and Ms. Murthy held 161,140 and 103,881 outstanding stock options, respectively. Ms. Carlson held 19,238 outstanding RSUs. Ms. Franklin held 20,871 outstanding RSUs. Mr. Losch held 14,182 outstanding RSUs. Ms. Gomez, Ms. Murthy, Mr. Nelson, and Ms. Stewart each held 8,817 outstanding RSUs. Mr. Solomon held 13,718 outstanding RSUs.
(3)Mr. Dholakia resigned as a director effective December 3, 2024.
(4)Ms. Franklin was appointed as a director on December 4, 2024.
(5)Mr. Solomon was an employee of the Company until July 2, 2024 and received compensation for his services as an employee until such time. After July 2, 2024, Mr. Solomon was compensated for his service as a director for the rest of the fiscal year ended January 31, 2025. In the fiscal year ended January 31, 2025, Mr. Solomon earned a salary as an employee from February 1, 2024 through July 2, 2024 in the amount of $89,115, vacation payout of $16,243, and earned $20,329 in director fees.
(6)Ms. Carlson was appointed as a director on March 13, 2024.

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Non-Employee Director Compensation Policy
Our Board updated our non-employee director compensation policy on March 12, 2024, following a review of Compensia’s analysis of the cash and equity compensation levels of our non-employee directors. Pursuant to this policy, our non-employee directors receive the following compensation.
Equity Compensation
Any person who is elected or appointed as a non-employee director for the first time will receive an initial award of RSUs having a value of $450,000 on the date of grant (the “Initial Grant”). The Initial Grant will vest in three equal annual installments on the anniversary date on which the non-employee director was appointed to our Board, subject to the director’s continuous service to us through each such date.
On the date of each annual meeting of stockholders, each non-employee director who will continue as a non-employee director following such meeting will be granted an annual award of RSUs having a fair market value of $185,000 on the date of grant (the “Annual Grant”). The Annual Grant will fully vest on the earlier of the first anniversary of the grant date or immediately prior to the next annual meeting of stockholders, subject to the director’s continuous service to us through each such date. A non-employee director who is elected for the first time six months or less prior to the date of our next annual meeting of stockholders will not be eligible to receive such Annual Grant at the first annual meeting of stockholders following his or her appointment or election.
Cash Compensation
In addition, each non-employee director is entitled to receive the following cash compensation for services on our Board and its committees as follows:
•$35,000 annual cash retainer for service as a Board member and an additional annual cash retainer of $15,000 for service as lead independent director of our Board, if any;
•$20,000 annual cash retainer for service as chair of the Audit Committee and $10,000 per year for service as a member of the Audit Committee;
•$15,000 annual cash retainer for service as chair of the Compensation Committee and $7,500 per year for service as a member of the Compensation Committee;
•prior to March 12, 2024, $8,000 annual cash retainer for service as chair of the Nominating Committee and $4,000 per year for service as a member of the Nominating Committee; and
•on and after March 12, 2024, $10,000 annual cash retainer for service as chair of the Nominating Committee and $5,000 per year for service as a member of the Nominating Committee.
The annual cash compensation amounts are payable in equal quarterly installments, in arrears following the end of each quarter in which the service occurred, pro-rated for any partial quarters.
Director Compensation Limits
Director compensation limits are in place that may not be increased without stockholder approval. Under the terms of the 2019 Equity Plan, the maximum number of shares of common stock subject to awards granted and cash fees paid by us during any one calendar year to any non-employee director for service on our Board will not exceed $750,000 in total value (calculating the value of the awards based on the grant date fair value for financial reporting purposes), or, with respect to the calendar year in which a non-employee director is first appointed or elected to our Board, $1,000,000.
Expenses
We will reimburse each eligible non-employee director for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in meetings of our Board and any committee of the Board.

PagerDuty	22	2025 Proxy Statement

PROPOSAL 1
Election of Directors
Our Board currently has ten members, and, in accordance with our certificate of incorporation, is divided into three classes with staggered three-year terms. One class is elected each year at the annual meeting of stockholders for a term of three years. At the Annual Meeting, three Class III directors will be elected for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation or removal. There are three Class III directors in the class whose term of office expires in 2025:

■ Elena Gomez	■ Zachary Nelson	■ Bonita Stewart

Nominees
Our Board has nominated Elena Gomez, Zachary Nelson, and Bonita Stewart for election as Class III directors at the Annual Meeting. If elected, each of Ms. Gomez Mr. Nelson, and Ms. Stewart will serve as Class III directors until the 2028 annual meeting of stockholders or until their successors are elected and qualified, or their earlier death, resignation or removal. Each of the nominees is currently a director of the Company. For information concerning the nominees, see the section titled “Board of Directors and Corporate Governance.”
Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “FOR” the election of each nominee. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board. In the alternative, the proxies may vote only for the remaining nominee, leaving a vacancy on our Board. Our Board may fill such vacancy at a later date or reduce the size of our Board. Each of the nominees is a current member of our Board and has consented to serve if elected, and we have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.
Vote Required
The election of Class III directors requires a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors to be approved. Accordingly, the three nominees receiving the highest number of “FOR” votes will be elected. Broker non-votes will have no effect on this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE THREE DIRECTORS NOMINATED BY OUR BOARD AND NAMED IN THIS PROXY STATEMENT AS CLASS III DIRECTORS TO SERVE FOR A THREE-YEAR TERM.

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PROPOSAL 2
Ratification of Selection of Independent
Registered Public Accounting Firm
Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending January 31, 2026. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since April 2024.
At the Annual Meeting, stockholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2026. Stockholder ratification of the appointment of PricewaterhouseCoopers LLP is not required by our bylaws or other applicable legal requirements. However, our Board is submitting the appointment of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified, such appointment will be reconsidered by our Audit Committee. Even if the appointment is ratified, our Audit Committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending January 31, 2026 if our Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If the appointment is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by PricewaterhouseCoopers LLP for fiscal year ended January 31, 2025 and Ernst & Young LLP for fiscal year ended January 31, 2024.

	2025 ($)	2024 ($)

Audit Fees(1)	2,398,560	3,189,820
Audit-Related Fees(2)	—	40,000
Tax Fees(3)	—	124,847
All Other Fees(4)	2,000	—
Total Fees	2,400,560	3,354,667
(1)Consist of aggregate fees for professional services provided in connection with the annual audits of our consolidated financial statements and internal control over financial reporting, the review of our quarterly condensed consolidated financial statements, and fees related to accounting matters that were addressed during the annual audit and quarterly reviews. This category also includes fees for services that were incurred in connection with statutory and regulatory filings or engagements.
(2)Consist of aggregate fees for professional services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.”
(3)Consist of aggregate fees for tax compliance and consultation services.
(4)Consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above, which include subscription fees paid for access to online accounting research software applications and data.

PagerDuty	24	2025 Proxy Statement

Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. All of the services provided by PricewaterhouseCoopers LLP for the year ended January 31, 2025 and by Ernst & Young LLP for the year ended January 31, 2024 described above were pre-approved by the Audit Committee.
The Audit Committee has determined that the rendering of services other than audit services by PricewaterhouseCoopers LLP and Ernst & Young LLP was compatible with maintaining the principal accountant’s independence.
Vote Required
The ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the ratification of the appointment of PricewaterhouseCoopers LLP. Abstentions will have the effect of a vote against the proposal.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 2, THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING JANUARY 31, 2026.

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Audit Committee Report
The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that PagerDuty, Inc. specifically incorporates it by reference in such filing.
The Audit Committee serves as the representative of our Board with respect to its oversight of:
•our accounting and financial reporting processes and the audit of our financial statements;
•the integrity of our financial statements;
•our compliance with legal and regulatory requirements;
•inquiring about significant risks, reviewing our policies for risk assessment and risk management, and assessing the steps management has taken to control these risks; and
•the independent registered public accounting firm’s appointment, qualifications and independence.
The Audit Committee also reviews the performance of our independent registered public accounting firm in the annual audit of our financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees.
The Audit Committee is composed of four non-employee directors. Our Board has determined that each member of the Audit Committee is independent, and that each of Mr. Losch, Mr. Carty, and Ms. Gomez is an “audit committee financial expert” under the SEC rules.
The Audit Committee provides our Board such information and materials as it may deem necessary to make our Board aware of financial matters requiring the attention of our Board. The Audit Committee reviews our financial disclosures and meets privately, outside the presence of our management, with our independent registered public accounting firm. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Form 10-K for the fiscal year ended January 31, 2025 with management, including a discussion of the quality and substance of the accounting principles, the reasonableness of significant judgments made in connection with the audited financial statements, and the clarity of disclosures in the financial statements. The Audit Committee reports on these meetings to our Board.
The Audit Committee reviewed and discussed our audited consolidated financial statements with management and our independent registered public accountant, PricewaterhouseCoopers LLP. The Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (the “PCAOB”).
The Audit Committee received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and discussed with PricewaterhouseCoopers LLP its independence. In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP its independence from management and the Company, including matters in the letter from PricewaterhouseCoopers LLP required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with PricewaterhouseCoopers LLP’s independence.

PagerDuty	26	2025 Proxy Statement

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that our audited consolidated financial statements be included in the Form 10-K for the fiscal year ended January 31, 2025 for filing with the SEC. The Audit Committee has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm for fiscal year 2026. Our Board recommends that stockholders ratify this selection at the Annual Meeting.
Respectfully submitted by the members of the Audit Committee of the Board (as of May16, 2025):
William Losch (Chair)
Teresa Carlson
Donald Carty*
Sarah Franklin
Elena Gomez
*Mr. Carty joined the Audit Committee as of April 28, 2025 and was not a member of the committee when it reviewed and discussed the recommendation referred to above, and as such, did not participate in, and has not made an independent inquiry, as to the accuracy of the Company’s audited consolidated financial statements in its Annual Report on Form 10-K for the year ended January 31, 2025. Mr. Carty approved this Report of the Audit Committee solely based on the advice and approvals of the other Audit Committee members.

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PROPOSAL 3
Advisory, Non-Binding Vote to Approve the Compensation of Our Named Executive Officers
We are asking our stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers for fiscal 2025 as disclosed in this Proxy Statement, in accordance with the requirements of Section 14A of the Exchange Act. As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to drive and reward performance and align the compensation of our named executive officers with the long-term interests of our stockholders. Please read the “Compensation Discussion and Analysis” and the compensation tables and narrative disclosure that follow for additional details about our executive compensation program, including information about the fiscal 2025 compensation of our named executive officers.
This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific element of compensation but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Our Board and our Compensation Committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals.
Accordingly, we are asking our stockholders to vote “FOR” the following resolution:
RESOLVED, that the stockholders hereby approve, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including in the Compensation Discussion and Analysis, the compensation tables and the narrative discussions that accompany the compensation tables.
Vote Required
The approval of this advisory non-binding proposal requires the affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the advisory vote to approve the compensation of our named executive officers.. Broker non-votes will have no effect on this proposal. Abstentions will have the effect of a vote against the proposal.
As an advisory vote, the outcome of the vote on this proposal is not binding. However, our management team, our Board and our Compensation Committee, which is responsible for designing and administering our executive compensation program, will consider the opinions expressed by our stockholders, whether through this vote or otherwise, and will consider the outcome of this vote when making future executive compensation decisions.
We currently conduct annual advisory votes on executive compensation and expect to conduct the next advisory vote at our next annual meeting of stockholders in 2026.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY, NON-BINDING BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

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Executive Officers
The following table sets forth information concerning our executive officers as of May 12, 2025. Our executive officers are appointed by, and serve at the discretion of, the Board and each holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Age	Position

Jennifer Tejada	54	Chief Executive Officer and Chair of the Board
Howard Wilson	60	Chief Financial Officer
Executive Officers
JENNIFER TEJADA
Biographical information regarding Ms. Tejada can be found in the table under the section titled “Directors Continuing in Office Until the 2026 Annual Meeting” beginning on page 10 of this Proxy Statement.
HOWARD WILSON
Mr. Wilson has served as our Chief Financial Officer since September 2018 and served as our acting Chief Financial Officer from December 2017 to September 2018. Mr. Wilson also served as our Chief Commercial Officer from January 2017 to September 2018. From August 2016 to June 2018, Mr. Wilson served as an Executive Consultant and Leadership Advisor at The BluePrint Lab, a consulting company. From April 2015 to July 2016, Mr. Wilson served as General Manager, Digital Experience Management at Dynatrace, LLC, an application performance management software company. From October 2013 to December 2015, Mr. Wilson served as Chief Commercial Officer and Executive Vice President at Keynote Systems. Mr. Wilson holds a B.Sc. in Information Systems and Psychology from the University of South Africa.

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Compensation Discussion and Analysis
Introduction
This Compensation Discussion and Analysis (“CD&A”) provides information regarding the fiscal 2025 compensation program for our Named Executive Officers (“NEOs”). For fiscal 2025, our NEOs, whose compensation is discussed in this CD&A and shown in the executive compensation tables below, were:
•Jennifer Tejada, our Chief Executive Officer (our “CEO”) and Chairperson of the Board (principal executive officer);
•Howard Wilson, our Chief Financial Officer (our “CFO”) (principal financial officer); and
•Shelley Webb, our Former Chief Legal & People Officer.(1)

(1)Ms. Webb ceased serving as our Chief Legal & People Officer effective February 3, 2025. Ms. Webb is an NEO for Fiscal 2025 due to her service as Chief Legal & People Officer for fiscal 2025, but she is not a current PagerDuty employee.
We have no other executive officers who were serving as of January 31, 2025, or who served during fiscal 2025.
In this CD&A, we describe the material elements of our executive compensation philosophy and programs during fiscal 2025, and provide the key facts and reasoning behind our Compensation Committee’s compensation decisions regarding the fiscal 2025 compensation of our NEOs.
Executive Summary
WHO WE ARE
PagerDuty, Inc. is a global leader in digital operations management, enabling customers to achieve operational efficiency at scale and transform critical work for modern enterprises. The PagerDuty Operations Cloud combines artificial intelligence (“AI”) operations (“AIOps”), automation, customer service operations, and incident management with a generative AI assistant to create a flexible, resilient, and scalable platform to protect revenue and improve customer experience, accelerate innovation, improve operational efficiency, and mitigate risk of operational failures. Nearly half of the Fortune 500 and approximately two thirds of the Fortune 100 rely on PagerDuty as essential infrastructure for the modern enterprise.
FISCAL 2025(1) PERFORMANCE HIGHLIGHTS
PagerDuty has experienced rapid growth since our inception. Since our founding in 2009, we have expanded our capabilities from a single product focused on on-call management for developers to a multi-product platform that crosses the silos of development, information technology (“IT”) infrastructure and operations, security, customer service, and business operations and reaches executive stakeholder roles across an organization. For fiscal year ended January 31, 2025, we continued to improve our operating margin, increasing non-GAAP profitability. Financial highlights from fiscal 2025 include:

•Revenue: Fiscal year revenue was $467.5 million, an increase of 8.5% year-over-year.
•Gross Margin: United States Generally Accepted Accounting Principles (“GAAP” or “U.S. GAAP”) gross margin was 83.0% for fiscal 2025 compared to 81.9% for fiscal 2024. Non-GAAP(2) gross margin was 86.2% for fiscal 2025 compared to non-GAAP gross margin of 85.8% for fiscal 2024.
•Operating Loss: GAAP operating loss was $59.8 million, or GAAP operating margin of negative 12.8% for fiscal 2025 compared to a $96.2 million loss, or GAAP operating margin of negative 22.3%, for fiscal 2024. Non-GAAP operating income was $82.7 million, or non-GAAP operating margin of 17.7% for fiscal 2025 compared to non-GAAP operating income of $56.4 million, or non-GAAP operating margin of 13.1%, for fiscal 2024.

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•Net Loss Attributable to PagerDuty, Inc. Common Stockholders: GAAP net loss attributable to PagerDuty, Inc. common stockholders was $54.5 million for fiscal 2025 compared to $81.8 million for fiscal 2024. GAAP net loss per share attributable to PagerDuty, Inc. common stockholders was $0.59 for fiscal 2025 compared to $0.89 for fiscal 2024. Non-GAAP net income attributable to PagerDuty, Inc. common stockholders was $80.4 million for fiscal 2025 compared to $72.6 million for fiscal 2024. Non-GAAP net income per diluted share attributable to PagerDuty, Inc. common stockholders was $0.85 for fiscal 2025 compared to $0.74 for fiscal 2024.
•Operating Cash Flow: Net cash provided by operations was $117.9 million or 25.2% of revenue for fiscal 2025 compared to $72.0 million, or 16.7% of revenue, for fiscal 2024. Free cash flow was $108.4 million or 23.2% of revenue for fiscal 2025 compared to $64.4 million, or 15.0% of revenue, for fiscal 2024.
(1)Our fiscal year ends on January 31. References to fiscal 2025 refer to the fiscal year ended January 31, 2025.
(2)To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. GAAP, we use certain non-GAAP financial measures. For a full reconciliation of the U.S. GAAP to non-GAAP financial measures, please see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations— Non-GAAP Financial Measures” of our Form 10-K filed with the Securities and Exchange Commission on March 17, 2025.
FISCAL 2025 EXECUTIVE COMPENSATION RESULTS
To support our growth strategy, we have built an executive team that is composed of highly skilled individuals with experience leading and growing some of the top technology companies. With continued heightened competition for executive talent in the technology sector, our executives remain recruiting targets from both large technology companies and emerging growth companies. The target pay levels for our executives are deliberately designed to address the competitive talent landscape by supporting our ability to attract, motivate and retain top industry talent that is capable of driving efficient growth, fostering innovation and expanding operating margins.
Amid macroeconomic volatility and a highly competitive labor market environment, our fiscal 2025 compensation program was specifically focused on further stabilizing our executive team and ensuring that we have talent with complementary, strategy-aligned skills and a cohesive leadership team to drive the long-term success of our Company.
Consistent with our “pay-for-performance” philosophy and our performance and compensation program objectives for fiscal 2025, as discussed below, our Compensation Committee took the following key actions with respect to the compensation of our NEOs for fiscal 2025:
•Target Cash Compensation – No increases were made to base salaries or target annual cash bonus opportunities for Ms. Tejada or Mr. Wilson. Ms. Webb received an increase in base salary for fiscal 2025.
•Short-Term Incentive Compensation – Our performance-based annual short-term incentive compensation opportunities are tied to key financial metrics that drive our business. Approved payments for our NEOs, equal to 83.75% of the target annual short-term incentive compensation opportunities, were based solely on our achievement of such metrics.
•Long-Term Incentive Compensation – PSU Awards – We granted equity compensation opportunities in the form of performance-vesting restricted stock unit (“PSU”) awards under the 2019 Equity Plan that were to be earned based on the achievement of a revenue target weighted at 100% for fiscal 2025 and satisfaction of a three-year time-based vesting schedule. We granted PSU awards with a target award value of $10,000,000 to Ms. Tejada, a target award value of $1,350,000 to Mr. Wilson and a target award value of $900,000 to Ms. Webb. Approved payout for our NEOs was equal to 76.3% of the target PSU award, based solely on our achievement of such metric.
•Long-Term Incentive Compensation – RSU Awards – We granted equity compensation opportunities in the form of time-based restricted stock unit (“RSU”) awards with a three-year time-based vesting schedule under the 2019 Equity Plan that may be settled for shares of our common stock with a target award value in the amount of $10,000,000 to Ms. Tejada, a target award value of $3,150,000 to Mr. Wilson and target award value of $2,100,000 to Ms. Webb.

PagerDuty	31	2025 Proxy Statement

EXECUTIVE COMPENSATION POLICIES AND PRACTICES
We strive to maintain sound governance standards consistent with our executive compensation policies and practices. Our Compensation Committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals, given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation and related policies and practices:

What we do	What we do not do

Maintain an Independent Compensation Committee. Our Compensation Committee consists solely of independent directors who establish our compensation practices.	No Guaranteed Bonuses. We do not provide guaranteed bonuses to our NEOs.

Retain an Independent Compensation Advisor. Our Compensation Committee has engaged its own compensation consultant to provide information, analysis and other advice on compensation independent of management. This consultant performed no other consulting or other services for us in fiscal 2025.

No Executive Retirement Plans. We do not currently offer, nor do we have plans to offer, defined benefit pension plans or any non-qualified deferred compensation plans or arrangements to our NEOs other than the plans and arrangements that are available to all employees. Our NEOs are eligible to participate in our Section 401(k) retirement savings plan on the same basis as our other employees.

Annual Executive Compensation Review. Our Compensation Committee conducts an annual review and approval of our compensation strategy, including a review and determination of our compensation peer group used for comparative purposes.
No Hedging or Pledging. We prohibit our employees (including our officers) and the non-employee members of our Board from hedging or pledging our securities.

Annual Compensation Risk Assessment. Our Compensation Committee conducts an annual review of our compensation-related risk profile to ensure that our compensation programs do not encourage our employees to take excessive or inappropriate risk and that the level of risk encouraged is not reasonably likely to have a material adverse effect on us.
No Significant Tax Payments on Perquisites. We do not provide significant tax reimbursement payments (including “gross-ups”) on perquisites or other personal benefits.

Compensation At-Risk. Our executive compensation program is designed so that a significant portion of our NEOs’ compensation is “at risk” based on corporate performance, as well as equity-based, to align the interests of our NEOs and stockholders.

No “Golden Parachute” Excise Tax Payments. We do not provide any contracts or agreements guaranteeing future excise tax reimbursement payments (including “gross-ups”) on payments or benefits contingent upon a change in control of our Company.

Use a Pay-for-Performance Philosophy. The majority of our NEOs’ compensation is directly linked to corporate performance; we also structure their target total direct compensation opportunities with a significant long-term equity component, thereby making a substantial portion of each NEO’s target total direct compensation dependent upon our stock price and/or total stockholder return over the long term.
No Special Welfare or Health Benefits. We do not provide our NEOs with any welfare or health benefit programs, other than participation in our broad-based employee programs.

Compensation Recovery (“Clawback”) Policy. We have adopted and maintain a compensation recovery policy that complies with the requirements of Rule 10D-1 promulgated under the Exchange Act and the applicable listing standards of NYSE for our current and former executive officers (as defined in Rule 10D-1) for the recovery of any erroneously awarded performance-based incentive compensation, which is discussed under the section titled “Compensation Recovery Policy” below.
No Single-Trigger Protections. We do not provide “single-trigger” cash payments or equity award vesting acceleration for a change in control of our Company.

Succession Planning. We review the risks associated with our key executive officer positions to ensure adequate succession plans are in place.

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EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES
Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:
•Provide market competitive compensation and benefit levels that will attract, motivate and retain highly skilled executives with experience leading and growing top and emerging technology companies and a track record of high impact and success within the context of responsible cost management;
•Establish a direct link between our financial, operational, and strategic objectives and results, as well as our values, and the compensation of our executive officers;
•Evaluate the market and economic environment to anticipate the unexpected in order to pay our executives competitively while aligning the interests and objectives of our executive officers with those of our stockholders by linking the long-term incentive compensation opportunities to stockholder value creation and their cash incentives to our annual performance;
•Ensure that our executive compensation philosophy is built on the foundation of equitable pay, fosters an environment of trust and that we maintain pay equity considering each executive officer’s role, commensurate experience and skills; and
•Offer total compensation opportunities to our executive officers that are competitive, fair, and equitable.
We structure the annual compensation of our executive officers, including our NEOs, using three principal elements: base salary, annual short-term incentive compensation opportunities and long-term incentive compensation opportunities in the form of equity awards. While the pay mix may vary from year to year, the ultimate goal is to achieve our compensation objectives as described above.
While we have not adopted strict year-to-year policies or guidelines for allocating compensation between current and long-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation, we believe our executive compensation program is competitive and appropriately aligns our executive officers’, including our NEOs’, pay to performance and interests with those of our stockholders. To ensure this alignment and to motivate and reward individual initiative and effort, a substantial portion of our executive officers’ annual target total direct compensation opportunity is both variable in nature and “at-risk.”
Our compensation philosophy emphasizes variable compensation that appropriately rewards our executive officers, including our NEOs, through two separate compensation elements:
•First, we provide the opportunity to participate in our annual short-term incentive compensation plan, which provides cash payments based on the level of attainment of the short-term financial, operational and strategic performance objectives set forth in our annual operating plan.
•In addition, equity awards comprise the primary “at-risk” portion of our executive officers’ compensation packages. In order to maintain our “pay-for-performance” philosophy, a significant portion of equity awards are comprised of PSUs, the value of which depends on a rigorous internal performance metric that drives long-term growth, thereby further incentivizing our executive officers to build sustainable long-term value for the benefit of our stockholders.
Each year, these variable pay elements ensure that our executive officers’, including our NEOs’, target total direct compensation is variable (rather than fixed), such that the amounts payable are commensurate with our actual performance and aligned with stockholder value creation. We believe that this design provides balanced incentives for our executive officers to drive financial performance and long-term growth.

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ADVISORY VOTE ON NEO COMPENSATION AND STOCKHOLDER ENGAGEMENT
At our 2024 Annual Meeting of Stockholders, we conducted a Say-on-Pay vote on the compensation of our named executive officers disclosed in our proxy statement filed in fiscal 2025. Approximately 79.9% of the shares of our common stock represented and entitled to vote on the matter voted to approve, on an advisory basis, the fiscal 2024 compensation of our named executive officers.
Our Board noted that stockholder support for the 2024 Say-on-Pay vote was noticeably lower than the approximately 91.8% support for the 2023 Say-on-Pay vote. In response to the decline in support, our Board and management team led a dedicated effort in the second half of fiscal 2025 to engage with our largest stockholders to discuss topics related to our executive compensation program and their votes on our Say-on-Pay proposal.
After the 2024 Annual Meeting of Stockholders, our engagement team contacted stockholders collectively holding 33.8% of our outstanding shares of common stock, and ultimately engaged with all stockholders who accepted our request for a meeting, representing 30.1% of our outstanding shares.
A variety of topics were discussed throughout these meetings. Overall, the feedback we heard from our stockholders was supportive of our broad executive compensation policies and practices and such stockholders did not request any significant changes to our ongoing executive compensation program beyond continued focus on maintaining alignment of our executive compensation program with performance. Many of the stockholders with which we spoke that voted against our Say-on-Pay proposal attributed their votes to CEO compensation and our existing corporate governance and executive compensation program structure. We also received feedback regarding our long-term incentive plan design.
The following table includes a detailed summary of the key feedback we heard from our stockholders and the actions taken by our Compensation Committee to continue aligning our executive compensation program with stockholder expectations:

What We Heard	Actions Taken in Response

Executive Compensation.
•Investors prefer a balanced approach to compensation, meaning they expect to see both performance- and time-based vesting awards.
•Investors were appreciative of the strong alignment between executive pay and the Company’s, and encouraged continued focus on ensuring that incentive plan outcomes reflect the overall stockholder experience.

•The Compensation Committee annually assesses the appropriate equity vehicle for our executive officers. Under our fiscal 2025 long-term incentive program, our NEOs continued to receive both performance- and time-based equity incentives. With respect to our CEO, 50% of the total target grant value of her long-term incentive compensation opportunity for fiscal 2025 was granted in the form of PSUs and 50% in the form of RSUs. We will continue to evaluate our executive compensation program design.
•Consistent with our financial performance results, both fiscal 2025 annual and long-term incentive programs paid out below target:
◦The annual incentive plan paid out at 83.75% of target; and
◦The fiscal 2025 PSUs were earned at 76.3% of target, which represented 61% of the initial target grant value after considering the change in market value of PagerDuty’s common stock over the performance period.
•Fiscal 2025 PSUs we earned for the first time in the past three fiscal years. Awards granted in fiscal 2023 and 2024 were fully forfeited, as performance results fell below the threshold achievement level, resulting in no realized value for our NEOs.

Governance & Structure. Several investors asked why we do not have the ability to call a special meeting. There seemed to be concern around doing actions via unanimous written consent.
We currently maintain a staggered board and, super majority voting; the Board determined it appropriate at this time to maintain these protections. Due to our size, our existing governance practices make sense (staggered Board).

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We value the opinions of our stockholders. Stockholder feedback, including through direct discussion and prior stockholder votes, is reported to our Board and Compensation Committee as it relates to executive compensation throughout the year. Our goal is to be responsive to our stockholders when making compensation decisions for our executive officers, including our NEOs, and ensure we understand and address their concerns and observations. Our Board and Compensation Committee will consider the outcome of this year’s Say-on-Pay vote (see Proposal 3 in this Proxy Statement) and future Say-on-Pay votes, as well as feedback received throughout the year, when making executive compensation decisions.
In addition, at our 2021 Annual Meeting of Stockholders, we conducted a non-binding stockholder advisory vote on the frequency of future Say-on-Pay votes (commonly referred to as a “Say-When-on-Pay” vote). Our stockholders expressed a preference for holding future Say-on-Pay votes on an annual basis. Consistent with the recommendation of our Board and in recognition of this preference and other factors considered, our Board has determined that, until the next Say-When-on-Pay vote, we will hold annual Say-on-Pay votes. Following the 2025 Annual Meeting of Stockholders to which this Proxy Statement relates, our next Say-on-Pay vote will take place at our 2026 Annual Meeting of Stockholders.
Compensation-Setting Process
ROLE OF COMPENSATION COMMITTEE
Our Compensation Committee discharges many of the responsibilities of our Board relating to the compensation of our executive officers, including our NEOs, and the non-employee members of our Board. Our Compensation Committee is primarily responsible for establishing and reviewing our general compensation strategy. In addition, our Compensation Committee has overall responsibility for overseeing our compensation and benefit plans and policies generally, as well as overseeing and evaluating the compensation plans, policies and practices applicable to our executive officers and administering our equity incentive compensation plans. Our Compensation Committee reviews and approves annually all compensation decisions relating to the compensation of our executive officers, including our NEOs.
In carrying out its responsibilities, our Compensation Committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops strategies and makes decisions that it believes further our philosophy or align with developments in compensation practices, and reviews the performance of our executive officers, including our NEOs, when making decisions with respect to their compensation.
Our Compensation Committee’s authority, duties and responsibilities are further described in its charter, which is reviewed annually and revised and updated as warranted. The charter is available on our website at https://investor.pagerduty.com/governance/governance-documents.
Our Compensation Committee retains an independent compensation consultant (as described below) to provide support in its review and assessment of our executive compensation program.
SETTING TARGET TOTAL DIRECT COMPENSATION
Our Compensation Committee reviews the base salary levels, annual short-term incentive compensation opportunities and long-term incentive compensation opportunities of our executive officers, including our NEOs, and all related performance criteria at the beginning of each year, or more frequently as warranted.
In making decisions about the compensation of our executive officers, including our NEOs, our Compensation Committee relies primarily on the general experience of its members and subjective considerations of various factors, including the following:
•our executive compensation program objectives;
•our performance against the financial, operational, and strategic objectives established by the Compensation Committee and our Board;
•each individual executive officer’s knowledge, skills, experience, qualifications and tenure relative to other similarly-situated executives at the companies in our compensation peer group and in selected broad-based compensation surveys;
•the scope of each executive officer’s role and responsibilities compared to other similarly-situated executives at the companies in our compensation peer group and in selected broad-based compensation surveys;

PagerDuty	35	2025 Proxy Statement

•the performance of each individual executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function and work as part of a team;
•the potential of each individual executive officer to contribute to our long-term financial, operational and strategic objectives;
•Ms. Tejada’s compensation relative to that of our executive officers, and pay equity among our executive officers;
•our financial performance relative to our compensation and performance peers;
•the compensation practices of our compensation peer group and reflected in selected broad-based compensation surveys and the positioning of each executive officer’s compensation in a ranking of compensation levels based on an analysis of competitive market data;
•the feedback received from our stockholders and the results of our annual Say-on-Pay votes; and
•the recommendations of Ms. Tejada with respect to the compensation of our executive officers, including our other NEOs.
These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable.
Our Compensation Committee does not prioritize these factors in any predetermined manner, nor does it apply any formulas in developing its compensation recommendations. The members of our Compensation Committee consider all of this information in light of their individual experience, knowledge of the Company, knowledge of the competitive market, knowledge of each executive officer and business judgment in making their decisions.
Our Compensation Committee also considers the potential risks in our business when designing and administering our executive compensation program, and we believe our balanced approach to performance measurement and pay delivery works to avoid misaligned incentives for individuals to undertake excessive or inappropriate risk.
ROLE OF MANAGEMENT
In discharging its responsibilities, our Compensation Committee works with members of our management, including Ms. Tejada. Our management assists our Compensation Committee by providing information on corporate and individual performance, competitive market data and management’s perspective and recommendations on compensation matters.
Typically, Ms. Tejada will make recommendations to our Compensation Committee regarding compensation matters, including adjustments to annual cash compensation, long-term incentive compensation opportunities and program structures, for our executive officers, including our NEOs, except with respect to her own compensation. At the beginning of each year, Ms. Tejada reviews the performance of our other executive officers based on such individual’s level of success in accomplishing the business objectives established for him or her for the prior year and his or her overall performance during that year, and then shares these evaluations with, and makes recommendations to, our Compensation Committee for each element of compensation as described above. The annual business objectives for each executive officer are developed through mutual discussion and agreement between Ms. Tejada and our other executive officers and are reviewed with our Board. Our Compensation Committee reviews and discusses these recommendations and proposals with Ms. Tejada and uses them as one factor in determining and approving the compensation for our other executive officers.
Ms. Tejada often attends meetings of our Board and Compensation Committee at which executive compensation matters are addressed and makes recommendations to our Compensation Committee regarding the total compensation of our other executive officers, including our other NEOs, but is not present during discussion, deliberation and decisions regarding her own compensation. Our Compensation Committee then reviews the recommendations and other data and makes decisions as to the total compensation for each executive officer, as well as the allocation of the amount of total compensation between base salary, annual short-term incentive compensation and long-term incentive compensation.

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ROLE OF COMPENSATION CONSULTANT
Our Compensation Committee engages an external compensation consultant to provide information, analysis and other advice relating to our executive compensation program, to assist our Compensation Committee in developing appropriate incentive compensation plans for our executive officers, to provide it with advice and ongoing recommendations regarding material executive compensation decisions resulting from its annual executive compensation review and to review the compensation proposals of management. The compensation consultant reports directly to our Compensation Committee and its chair, and serves at the discretion of our Compensation Committee, which reviews the engagement annually.
For fiscal 2025, our Compensation Committee retained Compensia, Inc. (“Compensia”), a national compensation consulting firm, to serve as its compensation advisor to advise on executive compensation matters, including competitive market pay practices for our executive officers, including our NEOs, and with the data analysis and selection of the compensation peer group.
During fiscal 2025, Compensia attended the meetings of the Compensation Committee (both with and without management present) as requested and provided various services, including the following:
•consulting with the Compensation Committee chair and other members between Compensation Committee meetings;
•providing competitive market data based on the compensation peer group and data cuts from selected broad-based compensation surveys for our executive officers, including our NEO positions and evaluating how the compensation we pay our executive officers compares both to our performance and to how the companies in our compensation peer group and the broad-based compensation surveys compensate their executives;
•reviewing and analyzing the base salary levels, annual short-term incentive compensation opportunities and long-term incentive compensation opportunities of our executive officers, including our NEOs;
•reviewing and analyzing the cash and equity compensation levels for the non-employee members of our Board;
•assessing executive compensation trends within our industry, and updating on corporate governance and regulatory issues and developments;
•reviewing our compensation philosophy:
•reviewing competitive market design and practices for annual short-term incentive compensation and long-term incentive compensation programs in the software sector;
•reviewing our equity usage and projecting such usage in fiscal 2025 and conducting a “burn rate” and “equity overhang” analysis;
•reviewing our post-employment compensation arrangements for our executive officers;
•reviewing our executive compensation disclosure and assisting with the preparation of our CEO pay ratio disclosure and our “pay-versus-performance” disclosure;
•reviewing and updating the compensation peer group;
•assessing compensation risk to determine whether our compensation policies and practices are reasonably likely to have a material adverse impact on our Company; and
•supporting other ad hoc matters throughout the year.
Compensia did not provide any services to us in fiscal 2025 other than the consulting services to our Compensation Committee.
Our Compensation Committee regularly reviews the objectivity and independence of the advice provided by its compensation consultant on executive compensation matters. Our Compensation Committee has evaluated Compensia’s engagement, and based on the six factors for assessing independence and identifying potential conflicts of interest that are set forth in Exchange Act Rule 10C-1(b)(4), the listing standards of the NYSE and such other factors as were deemed relevant under the circumstances, has determined that Compensia is independent and that its relationship with Compensia and the work of Compensia on behalf of our Compensation Committee did not raise any conflict of interest or similar concerns.

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COMPETITIVE POSITIONING
For purposes of assessing our executive compensation against the competitive market, our Compensation Committee reviews and considers the compensation levels and practices of a select group of peer companies. This compensation peer group consists of technology companies that are similar to us in terms of revenue, market capitalization, geographical location and industry sector.
The companies in the compensation peer group for fiscal 2025 were approved by the Compensation Committee in December 2023 on the basis of their similarity to us, as determined using the following criteria:
•Location – public companies headquartered in the United States, with a preference for California-based companies;
•Industry Sector – companies in the software or internet services sector with enterprise applications;
•Revenue – approximately 0.4x to approximately 2.5x our trailing twelve months revenue of $406 million as of the second quarter of fiscal 2024 (approximately $162 million to $1 billion);
•Market Capitalization – approximately 0.3x to approximately 3.0x our then current 30-day average market capitalization of approximately $2.1 billion (approximately $621 million to $6.2 billion);
•Growth – companies with one-year revenue growth greater than 10%; and
•Market Status – preference for companies having recently completed their initial public offering of equity securities.
In selecting the fiscal 2025 compensation peer group, our Compensation Committee selected companies that, as a group, have a median revenue and market capitalization similar to our revenue and market capitalization.
Our compensation peer group for fiscal 2025 included the following companies (companies that have been taken private are denoted with an asterisk (*)):

Alkami Technology (ALKT)	Everbridge (EVBG)*	Rapid7 (RPD)
Alteryx (AYX)*	Fastly (FSLY)	Smartsheet (SMAR)*
Amplitude (AMPL)	Five9 (FIVN)	Sprout Social (SPT)
AppFolio (APPF)	Freshworks (FRSH)	Workiva (WK)
Asana (ASAN)	GitLab (GTLB)	Yext (YEXT)
C3.ai (AI)	HashiCorp (HCP)	Zuora (ZUO)*
Couchbase (BASE)	JFrog (FROG)
DigitalOcean Holdings (DOCN)	New Relic (NEWR)
Our Compensation Committee considered, as a guide, the compensation practices of the compensation peer group to assess the competitiveness of each compensation element and overall compensation levels (base salary, target annual short-term incentive compensation opportunities and long-term incentive compensation opportunities).
To analyze the compensation practices of the companies in our compensation peer group, Compensia gathered data from public filings (primarily proxy statements) as well as from Radford Global Technology Survey of the peer group companies. This market data was then used as a reference point for our Compensation Committee to assess our current compensation levels in the course of its deliberations on compensation forms and amounts.
Our Compensation Committee reviews our compensation peer group each year (unless there have been significant changes to either our business model or market capitalization or our peer companies’ business model or market capitalization or significant merger and acquisition activity involving our peer companies, in which case our Compensation Committee may review our compensation peer group more frequently) and makes adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group.

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Compensation Elements
In fiscal 2025, the annual target total direct compensation of Ms. Tejada and our other NEOs was intended to reward performance and retain an effective leadership team while also incentivizing Ms. Tejada and these NEOs to create sustainable, long-term stockholder value. The mix of the following compensation elements, which was almost entirely variable in nature, provided a balanced percentage of performance-based and service-based compensation opportunities for Ms. Tejada and these NEOs. The principal elements of our executive compensation program were as follows:(1)
(1)Reflects the values of fiscal 2025 target cash compensation, consisting of annual base salaries and target short-term incentives, and the intended target value of equity awards granted in fiscal 2025.
BASE SALARY
Base salary represents the fixed portion of the compensation of our NEOs and is an important element of compensation intended to attract and retain highly-talented individuals. Generally, we use base salary to provide each NEO with a specified level of cash compensation during the year with the expectation that he or she will perform his or her responsibilities to the best of his or her ability and in our best interests.
Generally, we establish the initial base salaries of our NEOs through arm’s-length negotiation at the time we hire the individual, taking into account his or her position, qualifications, experience, salary expectations and the base salaries of our other executive officers. Thereafter, the Compensation Committee reviews the base salaries of our NEOs each year as part of its annual compensation review, with input from Ms. Tejada (except with respect to her own base salary) and makes adjustments as it determines to be reasonable and necessary to reflect the scope of a NEO’s performance, individual contributions and responsibilities, position in the case of a promotion and market conditions.
In March 2024, our Compensation Committee reviewed the base salaries of our executive leadership team and direct reports to Ms. Tejada, including our NEOs, taking into consideration the competitive market analysis prepared by its compensation consultant, the recommendations of Ms. Tejada (except with respect to her own base salary) and the other factors described in “Compensation-Setting Process – Setting Target Total Direct Compensation” above. Following this review, our Compensation Committee increased Ms. Webb’s base salary for fiscal 2025 in recognition of her additional responsibilities following her appointment as our Chief Legal & People Officer in April 2024. Our Compensation Committee determined that the base salaries of Ms. Tejada and Mr. Wilson remained appropriate for fiscal 2025 and thus were unchanged from their fiscal 2024 levels. The NEOs’ base salary levels remain comparable to that of the competitive market (based on similarly situated executives at the companies in our compensation peer group and in selected broad-based compensation surveys).

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The base salaries of our NEOs for fiscal 2025 as approved in March 2024 (and the increase from fiscal 2024 base salary, as applicable) were as follows:

NEO	Fiscal 2024 Base Salary ($)(1)	Fiscal 2025 Base Salary ($)(2)	Percentage Increase (%)

Ms. Tejada	600,000	600,000	—
Mr. Wilson	455,882	455,882	—
Ms. Webb	400,000	420,000	5.0
(1)The base salary amounts for our NEOs are based on the NEO’s ending annual base salary for fiscal 2024.
(2)The base salary amounts for our NEOs are based on the NEO’s ending annual base salary for fiscal 2025.
The base salaries paid to our NEOs during fiscal 2025 are set forth in the “Summary Compensation Table for Fiscal Year 2025” below under the heading “Executive Compensation.”
SHORT-TERM INCENTIVE AWARDS
In March 2024, our Compensation Committee approved the Fiscal 2025 Short-Term Incentive Program (the “Fiscal 2025 Bonus Plan”) under the PagerDuty, Inc. Cash Incentive Bonus Plan to provide financial incentives to participants (including each NEO) to achieve our key annual financial, operational, and strategic objectives as set forth in our fiscal 2025 annual operating plan and to maximize individual performance.
Our Compensation Committee approved the Fiscal 2025 Bonus Plan after taking into consideration the objectives set forth in our fiscal 2025 annual operating plan approved by our Board. The Fiscal 2025 Bonus Plan provided for annual short-term incentive compensation award payments to each of our NEO participants based entirely on our level of achievement with respect to designated corporate performance objectives. To be eligible to earn an award payment under the Fiscal 2025 Bonus Plan, a participant had to commence employment with us no later than 90 days from the end of the applicable program period, which aligned to our fiscal year, and remain continually employed by, and in good standing with, us through the applicable payment date of the award.
TARGET ANNUAL CASH BONUS AMOUNTS
For purposes of the Fiscal 2025 Bonus Plan, the amount of the annual cash bonus payout each participant was eligible to earn was based upon a percentage of such participant’s annual base salary of the fiscal year. In March 2024, our Compensation Committee reviewed the target annual short-term incentive compensation opportunities (the “Target Bonus Amounts”) of our executive leadership team and direct reports to Ms. Tejada, including our NEOs, taking into consideration the competitive market analysis prepared by its compensation consultant, the recommendations of Ms. Tejada (except with respect to her own target annual short-term incentive compensation opportunity), and the other factors described in “Compensation-Setting Process – Setting Target Total Direct Compensation” above. Following this review, our Compensation Committee determined that the fiscal 2025 target bonus as percentage of base salary for Ms. Tejada, Mr. Wilson, and Ms. Webb should remain unchanged from their fiscal 2024 levels.

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The Target Bonus Amounts for our NEOs for purposes of the Fiscal 2025 Bonus Plan were as follows:

NEO	Fiscal 2025 Target Bonus (as a Percentage of Base Salary) (%)	Fiscal 2025 Target Bonus (as a Percentage of Total Cash Compensation) (%)(1)	Fiscal 2025 Target Bonus Amount ($)(2)

Ms. Tejada	100	50	600,000
Mr. Wilson	70	41	319,118
Ms. Webb(3)	55	35	231,000
(1)The Target Bonus Amounts for our NEOs were based on each NEO’s ending annual base salary for fiscal 2025.
(2)The Target Bonus Amount as a percentage of total cash compensation for our NEOs was based on each NEO’s ending total cash compensation for fiscal 2025 and rounded to the nearest dollar.
(3)Ms. Webb ceased serving as our Chief Legal & People Officer effective February 3, 2025. In recognition of Ms. Webb's contributions during fiscal 2025 and her service through the full fiscal year, the Compensation Committee agreed that Ms. Webb remained eligible for her fiscal 2025 annual cash bonus payment based on the Company's actual achievement of the financial performance goals set forth under the Fiscal 2025 Bonus Plan, with such payment to be made at the same time annual cash bonus payments were otherwise made to the other plan participants.
Potential bonus payments for our NEOs under the Fiscal 2025 Bonus Plan could range from zero to 200% of their Target Bonus Amount, as determined by our Compensation Committee.
CORPORATE PERFORMANCE MEASURES
Our Compensation Committee developed two Company objectives using ARR and non-GAAP operating margin (each as defined below) as the corporate performance measures under the Fiscal 2025 Bonus Plan (the “Company Objectives”), as it believed that these measures were the best indicators of our successful execution of our annual operating plan. Our Compensation Committee carefully selected rigorous performance targets in order to provide incentives to our NEOs if they achieved the target performance levels. For purposes of the Fiscal 2025 Bonus Plan, the two Company Objectives were to be calculated (and weighted) as follows:
•“First Company Objective” (70% of Target Bonus Amount): Based on ARR.
•“Second Company Objective” (30% of Target Bonus Amount): Based on Non-GAAP Operating Margin.
For purposes of the Fiscal 2025 Bonus Plan:
•“ARR” meant the annualized recurring value of all active contracts at the end of the reporting period.
•“Non-GAAP Operating Margin”(1) was defined as GAAP operating margin excluding stock-based compensation expense, employer taxes related to employee stock transactions, amortization of acquired intangible assets, acquisition-related expenses and restructuring costs. Our Compensation Committee believes that these expenses are not necessarily reflective of operational performance during a period. In particular, our Compensation Committee believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.
(1)To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. GAAP, we use certain non-GAAP financial measures. For a full reconciliation of the U.S. GAAP to non-GAAP financial measures, please see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations— Non-GAAP Financial Measures” of our Form 10-K filed with the Securities and Exchange Commission on March 17, 2025.

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The achievement and payment matrices for the two Company Objectives were as follows:
First Company Objective

ARR	First Company Objective Payment Percentage
Less than 94% of the ARR Performance Target (Below Threshold)	—
94% of the ARR Performance Target (Threshold)	25%
97% of the ARR Performance Target (Level 1)	65%
100% of the ARR Performance Target (“Target”)	100%
106% of the ARR Performance Target (“Maximum”)	200%

With respect to the First Company Objective, no amount would be payable if less than 94% of the First Company Objective was attained. Attainment of the First Company Objective between any two points in the matrix was to be extrapolated on a straight-line basis for the First Company Objective payment percentage. The First Company Objective was to be determined independent of the Second Company Objective.
Second Company Objective

Non-GAAP Operating Margin	Second Company Objective Payment Percentage
Less than 80% of the Non-GAAP Operating Margin Performance Target (Below Threshold)	—
80% of the Non-GAAP Operating Margin Performance Target (Threshold)	40%
90% of the Non-GAAP Operating Margin Performance Target (Level 1)	75%
100% of the Non-GAAP Operating Margin Performance Target (“Target”)	100%
150% of the Non-GAAP Operating Margin Performance Target (“Maximum”)	200%

With respect to the Second Company Objective, no amount would be payable if less than 80% of the Second Company Objective was attained. Attainment of the Second Company Objective between any two points in the matrix was to be extrapolated on a straight-line basis for the Second Company Objective payment percentage. The Second Company Objective was to be determined independent of the First Company Objective.

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The actual annual short-term incentive compensation award payment amount attributable to the First Company Objective and the Second Company Objective could be greater or less than the target level established for the ARR and Non-GAAP Operating Margin, as shown in the charts below. Our Compensation Committee believed the targets for the Fiscal 2025 Bonus Plan were aggressive but achievable, requiring significantly strong performance from each of our executive officers, including our NEOs. Both the ARR target and the Non-GAAP Operating Margin target for fiscal 2025 were set above actual ARR and Non-GAAP Operating Margin achievement for fiscal 2024.

FISCAL 2025 SHORT-TERM INCENTIVE AWARD
In March 2025, our Compensation Committee determined the annual short-term incentive compensation award payments under the Fiscal 2025 Bonus Plan for our executive officers, including our NEOs. Our Compensation Committee reviewed our actual performance against the aggressive financial goals that it set for fiscal 2025 and certified that we achieved an ARR of $493.8 million, which translated to a 96.8% attainment level resulting in a payment percentage of 61.4%. Our Compensation Committee also certified that we achieved Non-GAAP Operating Margin of 17.7%, which translated to a 117.9% attainment level resulting in a payment percentage of 135.9%.
Based on the respective weighting of each Company Objective, our Compensation Committee approved annual short-term incentive compensation award payments under the Fiscal 2025 Bonus Plan for each of our NEOs equal to approximately 83.75% of their Target Bonus Amounts, as reflected below:

Named Executive Officer	Target Bonus Amount ($) (1)	Actual Bonus Payment ($) (2)	Percentage of Target Bonus Amount Actually Paid (%)

Ms. Tejada	$600,000	$502,500	83.75%
Mr. Wilson	$319,118	$267,261	83.75%
Ms. Webb(3)	$231,000	$191,952	83.75%
(1)The target bonus amount as a percentage of total cash compensation for our NEOs was based on each NEO’s ending total cash compensation for fiscal 2025 and rounded to the nearest dollar.
(2)The actual annual short-term incentive compensation award payments for our NEOs were based on each NEO’s base salary for fiscal 2025, with Ms. Webb's payment prorated based on a base salary change within fiscal 2025.
(3)Ms. Webb ceased serving as our Chief Legal & People Officer effective February 3, 2025. In recognition of Ms. Webb's contributions during fiscal 2025 and her service through the full fiscal year, the Compensation Committee agreed that Ms. Webb remained eligible for her fiscal 2025 annual cash bonus payment based on the Company's actual achievement of the financial performance goals set forth under the Fiscal 2025 Bonus Plan, with such payment to be made at the same time annual cash bonus payments were otherwise made to the other plan participants.

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The annual short-term incentive compensation award payments made to our NEOs for fiscal 2025 are set forth in the “Summary Compensation Table for Fiscal Year 2025” below under the heading “Executive Compensation.”
LONG-TERM INCENTIVE COMPENSATION
We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our NEOs to create value for our stockholders. Equity awards also help us retain qualified executive officers in a competitive market. We currently grant equity awards under the 2019 Equity Plan.
Long-term incentive compensation opportunities in the form of equity awards are granted to our executive officers, including our NEOs, by the Compensation Committee. The amounts of the equity awards are also intended to provide competitively sized awards and resulting annual target total direct compensation opportunities that the Compensation Committee believes are reasonable and appropriate taking into consideration the factors described above in the section entitled “Setting Target Total Direct Compensation.” In addition, the Compensation Committee’s long-term incentive compensation goal has been to balance stockholder feedback and reinforcement of retention. The Compensation Committee’s decision to set the ratio of PSU award and RSU award grant mix at its current level has been the result of the Compensation Committee balancing market practice and stockholder value creation.
ANNUAL EQUITY AWARDS
In March 2024, the Compensation Committee approved PSU awards and RSU awards that may be settled for shares of our common stock to our NEOs under the 2019 Equity Plan. PSU awards underscore and strengthen our “pay-for-performance” compensation philosophy, because they are only earned upon achievement of key performance goals that drive our business and stockholder value. Therefore, these awards increase the alignment between the interests of our executive officers and stockholders. Payout of the fiscal 2025 PSU awards was directly contingent upon our Company’s achievement of a rigorous performance metric that the Compensation Committee believed was most closely aligned with driving long-term stockholder value. RSU awards that vest over a multi-year period also remain an important part of our executive compensation program. Since RSU awards have value to the recipient even in the absence of stock price appreciation, we believe that we are able to incentivize and retain our executive officers during periods of market volatility and that RSUs result in using fewer shares of our common stock than would be necessary if we used other equity vehicles, such as stock options, to provide an equity stake in our Company. While RSU awards also serve as a “pay-for-performance” tool as they appreciate in value as our stock price increases, these awards provide more stability to our long-term incentive compensation program especially in a volatile market, fostering alignment with the interests of our stockholders and encouraging retention over a multi-year period.
The target grant value of the long-term incentive compensation opportunities and the allocation between PSU awards and RSU awards granted to our executive officers, including our NEOs, in March 2024 were determined by our Compensation Committee after considering the intensely competitive talent market in which we operate, the value of our highly experienced executive team led by Ms. Tejada and the following factors:
•a competitive market analysis prepared by our Compensation Committee’s compensation consultant;
•the outstanding equity holdings of each executive officer (including the current economic value of his or her unvested equity holdings and the ability of these unvested holdings to satisfy our retention objectives);
•the projected impact of the proposed equity awards on our earnings;
•the proportion of our total shares of common stock outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) in relation to the annual burn rate ranges of the companies in our compensation peer group and other recently-public technology companies;
•the potential voting power dilution to our stockholders in relation to the median practice of the companies in our compensation peer group; and
•the other factors described in “Compensation-Setting Process — Setting Target Total Direct Compensation” above.
Ms. Tejada’s long-term incentive compensation opportunity reflected her overall responsibility for our performance and success. In addition, further differentiation was made among our NEOs based on our Compensation Committee’s review of the competitive market data for their respective positions.

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The equity awards granted to our NEOs effective April 2, 2024 were as follows:

Named Executive Officer	PSU Awards (Target number of units) (#) (1)	PSU Awards (Target Grant Value) ($) (2)	RSU Awards (number of units) (#) (1)	RSU Awards (Target Grant Value) ($) (2)
Ms. Tejada	431,704	10,000,000	431,704	10,000,000
Mr. Wilson	58,280	1,350,000	135,986	3,150,000
Ms. Webb	38,853	900,000	90,657	2,100,000
(1)The number of units subject to the PSU awards and the RSU awards was determined by dividing (i) the PSU award target grant value or the RSU award target grant value, as applicable, by (ii) the average of the closing price of our common stock on the NYSE for the 30 trading days prior to the date of grant, rounded down to the nearest whole number of units. We use an average closing price to determine the number of units, rather than the price of our common stock on the date of grant, to mitigate the impact of one-day or short-term stock price fluctuations. Each unit granted pursuant to these PSU awards and RSU awards represents a contingent right to receive one share of our common stock for each unit that is earned and/or vests.
(2)Target grant value represents the value used by our Compensation Committee to calculate the number of units subject to each NEO’s equity awards at the target performance level. This target total value differs from the values reflected in the Summary Compensation Table for fiscal 2025 for several reasons, including the manner in which we determine the number of units, as described in the footnote above. The values in the Summary Compensation Table for fiscal 2025 represent the aggregate grant date fair value of each NEO’s equity awards calculated in accordance with the Financial Accounting Standard Board’s Accounting Standard Codification Topic 718 based on the single day closing price of our common stock on the date of grant and, for the PSU awards, assuming the probable outcome of the applicable performance condition.
PSU Awards – In the case of the PSU awards granted in April 2024 to our NEOs, the units subject to the awards were to be earned, if at all, based upon our level of achievement of a pre-established, rigorous performance condition – that is, revenue, and vest, if at all, based upon each NEO’s Continuous Service (as defined in the 2019 Equity Plan) through a three-year time-based vesting schedule as set forth hereafter, and subject to the terms of the 2019 Equity Plan.

DESIGN OF FISCAL 2025 EQUITY AWARDS
PSU Awards
Performance Metric. A percentage of the target units set forth in each NEO’s PSU grant notice (the “Target PSUs”) ranging from 0% to 200% were to become eligible to vest on the PSU award certification date based on our level of achievement of the GAAP revenue performance target (weighted at 100%) (the “Revenue Performance Target”) over the period commencing February 1, 2024 and ending January 31, 2025. For purposes of the 2025 PSU awards, revenue meant our GAAP revenue as defined in our Annual Report on Form 10-K as filed with the SEC for fiscal 2025. Performance against the Revenue Performance Target was determined as calculated in the following table:

Revenue	Number of Eligible PSUs (% of Total Target PSUs)

Less than 96% of the Revenue Performance Target (Below Threshold)	—
96% of the Revenue Performance Target (Threshold)	50%
99% of the Revenue Performance Target (Level 1)	80%
100% of the Revenue Performance Target (“Target”)	100%
101% of the Revenue Performance Target (Level 3)	140%
102% of the Revenue Target (“Maximum”)	200%

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Our Compensation Committee set the Revenue Performance Target at a level that the Compensation Committee determined to be rigorous as of the time of approval in early fiscal 2025. The fiscal 2025 target was set above our actual revenue achievement for fiscal 2024, given our expectations that we could, with effort, achieve increased revenue year-over-year and was within the range of our external guidance for fiscal 2025. We used a single year as the revenue performance period due to challenges in setting reliable longer-term performance targets in a dynamic and fast-moving industry environment in which we operate. Annual goal-setting supports the rigor of our program and enables us to set appropriate goals for each performance period to incentivize consistent year-over-year stretch performance levels that support our long-term growth objectives.
The number of units actually eligible to vest based on performance against the Revenue Performance Target, as determined by the Compensation Committee on the PSU award certification date, are the “Eligible PSUs.” If achievement was between the various achievement levels shown in the table above, then the resulting number of Eligible PSUs was to be linearly interpolated between such levels set forth in the table above. Any units that did not become Eligible PSUs on the PSU award certification date were to immediately terminate and be forfeited.
Time-Based Vesting Condition. To foster alignment with the long-term interests of our stockholders, earned PSU shares, if any, are subject to a three-year time-based vesting requirement. Thirty-three percent of the aggregate number of Eligible PSUs were to vest on April 2, 2025, the first anniversary of the date of grant of the PSU award, and the remainder of the Eligible PSUs were to vest in eight equal quarterly installments on each of January 2nd, April 2nd, July 2nd, and October 2nd, subject to an NEO’s Continuous Service through each applicable vesting date.
Our fiscal 2025 PSU awards are also subject to potential acceleration, as further described in “Executive Compensation— Potential Payments Upon Termination or Change in Control” below.
RSU Awards – In the case of the RSU awards granted in April 2024 to our NEOs, 1/12th of the total number of units subject to the awards will vest on each quarterly anniversary of April 2, 2024, subject to an NEO’s Continuous Service through each applicable vesting date.
RESULTS OF FISCAL 2025 PSU AWARDS
On March 27, 2025, our Compensation Committee reviewed our actual performance against the financial goal that it set for fiscal 2025 and certified that we achieved revenue of $467.5 million, which translated to a 98.6% attainment level resulting in a payment percentage of 76.3%. As shown in the foregoing table, 76.3% of the Target PSUs granted to our NEOs became Eligible PSUs, and as a result, the number of shares of our common stock awarded to each of our NEOs for fiscal 2025 were as follows:

NEO	Eligible PSUs Earned (#)	Percentage of Target PSU (%)

Ms. Tejada	329,383	76.3%
Mr. Wilson	44,462	76.3%
Ms. Webb(1)	—	—
(1)Ms. Webb ceased serving as our Chief Legal & People Officer effective February 3, 2024. In connection with her resignation, her fiscal 2025 PSU and unvested fiscal 2025 RSU awards were forfeited.
The equity awards granted to our NEOs during fiscal 2025 are set forth in the “Summary Compensation Table for Fiscal Year 2025” and the “Grants of Plan-Based Awards in Fiscal Year 2025” table below under the heading “Executive Compensation.”
Welfare and Health Benefits
We maintain a tax-qualified defined contribution retirement savings plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), that provides eligible U.S. employees, including our NEOs, with an opportunity to save for retirement on a tax advantaged basis (the “Section 401(k) Plan”). Eligible employees may defer eligible compensation on a pre-tax and/or post-tax basis, up to the statutory annual limits on contributions under the Code. Employee contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Participants are immediately and fully vested in their contributions.

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Our Section 401(k) Plan provides for discretionary matching of employee contributions. For fiscal 2025, we made employer matching contributions of up to two percent of each participant’s employee contributions of eligible wages during the period as defined in the Section 401(k) Plan.
Additional benefits offered to all employees, including our NEOs, include medical, dental and vision insurance, business travel insurance, an employee assistance program, enhanced mental health benefits through Headspace Care, a mental health benefit, health and dependent care flexible spending accounts, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance, commuter benefits and a monthly electronics allowance. We also provide enhanced family planning support through Cleo and comprehensive health advocacy services through Health Advocate.
We design our employee benefits programs to be cost-effective, scalable and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Perquisites and Other Personal Benefits
In general, we do not provide significant perquisites or other personal benefits to our NEOs except as generally made available to our employees, or in special circumstances where our Compensation Committee believes it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective, and for recruitment and retention purposes. We offer our NEOs certain health and life insurance, as well as payment of certain transportation costs, and corporate travel fee costs when our Compensation Committee determines that such arrangements are appropriate and consistent with our business objectives. In fiscal 2025, none of our NEOs received perquisites or other personal benefits in amounts equal to or greater than $25,000.
In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by our Compensation Committee.
Employment Arrangements
We have entered into a written amended and restated employment offer letter with Ms. Tejada (the “Tejada Letter”) and into either a confirmatory employment agreement or employment offer letter with each of our other NEOs. Each of these arrangements was approved on our behalf by our Board (at the recommendation of our Compensation Committee) or Compensation Committee. We believe that these arrangements were necessary to induce these individuals to forgo other employment opportunities or leave their then-current employer for the uncertainty of a demanding position in a new and unfamiliar organization.
In filling each of our executive positions, our Board or Compensation Committee, as applicable, recognized that it would need to develop competitive compensation packages to attract qualified candidates in a dynamic labor market. At the same time, our Board and Compensation Committee were sensitive to the need to integrate new executive officers into the executive compensation structure that we were seeking to develop, balancing both competitive and internal equity considerations.
Each of our employment arrangements provides for “at will” employment and sets forth the initial compensation arrangements for the NEO, including an initial base salary, a target annual short-term incentive compensation opportunity, eligibility to participate in our employee benefit programs and severance payments and benefits upon a qualifying termination of employment. Further, each of our NEOs has executed a form of our standard proprietary information and inventions assignment agreement.
Under the terms of the Tejada Letter, Ms. Tejada is eligible to receive certain specified severance payments and benefits in connection with certain terminations of her employment, including in connection with a change in control of our Company. This post-employment compensation arrangement is discussed in “Executive Compensation – Potential Payments upon Termination or Change in Control” below.
For detailed descriptions of the employment arrangements we maintained with our NEOs during fiscal 2025, see “Executive Compensation – Potential Payments upon Termination or Change in Control” below.

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SEVERANCE AND CHANGE IN CONTROL BENEFITS
Other than Ms. Tejada, each of our NEOs, including Ms. Webb (prior to the cessation of her services), is eligible to participate as a Tier 2 participant in our Amended and Restated Executive Severance and Change in Control Policy (the “Severance Policy”). The Severance Policy provides these individuals with severance payments and benefits in the event of certain terminations of employment, including an involuntary termination following a change in control of our Company.
These severance arrangements provide reasonable compensation to our NEOs if they leave our employ under certain circumstances to facilitate their transition to new employment. We also believe that these arrangements help maintain our NEOs’ continued focus and dedication to their assigned duties to maximize stockholder value if there is a potential transaction that could involve a change in control of our Company.
Under the Tejada Letter and with respect to the NEOs covered by the Severance Policy, including Ms. Webb (prior to the cessation of her services), all payments and benefits in the event of a change in control of our Company are payable only if there is a subsequent loss of employment by the executive officer (a so-called “double-trigger” arrangement) or in the case of equity acceleration, with respect to RSU awards, upon a change in control if the acquiring company refuses to assume, continue, substitute for or cancel for a specified per-share amount the outstanding awards. Our fiscal 2025 PSU awards are also subject to potential acceleration, as further described in “Executive Compensation – Potential Payments Upon Termination or Change in Control” below.
The Severance Policy will remain in effect until October 30, 2026 (subject to automatic renewal), except that if on the date the Severance Policy is set to expire we have entered into an agreement that would cause a change in control of our Company to occur, the Severance Policy will remain in effect until the consummation of the transaction constituting the change in control.
If any of the payments or benefits provided for under the Tejada Letter and the Severance Policy or otherwise payable to a NEO would constitute a “parachute payment” within the meaning of Section 280G of the Code and could be subject to the related excise tax, a NEO would receive either full payment of such payments and benefits or such lesser amount that would cause no portion of the payments and benefits being subject to the excise tax, whichever results in the greater after-tax benefits to the NEO. We do not use excise tax reimbursement payments (or “gross-ups”) relating to a change in control of our Company and have no such obligations in place with respect to any of our executive officers, including our NEOs.
The receipt of severance payments and benefits upon a qualifying termination of employment under the Tejada Letter and the Severance Policy is contingent upon each NEO signing and not revoking a general release of claims in favor of our Company. In addition, under the Tejada Letter, in order for Ms. Tejada to receive severance payments and benefits for which she is eligible, she must resign from our Board and return all of our property in her possession.
We believe that having in place reasonable and competitive post-employment compensation arrangements in the event of a change in control of our Company is essential to attracting and retaining highly qualified executive officers. The Compensation Committee does not consider the specific amounts payable under the post-employment compensation arrangements when determining the annual target total direct compensation for our NEOs. We do believe, however, that these arrangements are necessary to offer compensation packages that are competitive.
Ms. Webb ceased serving as our Chief Legal & People Officer effective February 3, 2025. In recognition of Ms. Webb's contributions during fiscal 2025, the Compensation Committee agreed that Ms. Webb remained eligible for her fiscal 2025 annual cash bonus payment based on the Company's actual achievement of the financial performance goals set forth under the Fiscal 2025 Bonus Plan, with such payment to be made at the same time annual cash bonus payments were otherwise made to the other plan participants. Ms. Webb did not receive any other payments, severance or benefits in connection with her resignation.
For a summary of the material terms and conditions of the post-employment compensation arrangements we maintained with our NEOs during fiscal 2025, as well as an estimate of the potential payments and benefits that they would have been eligible to receive if a hypothetical change in control or other trigger event had occurred on January 31, 2025, see “Executive Compensation — Employment Agreements with our Named Executive Officers” and “Executive Compensations – Potential Payments Upon Termination or Change in Control” below.

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OTHER COMPENSATION POLICIES
Compensation Recovery Policy
We maintain the PagerDuty, Inc. Incentive Compensation Recoupment Policy (the “Clawback Policy”) which complies with the requirements of Exchange Act Rule 10D-1 and the NYSE listing standards (the “Final Clawback Rules”). The Clawback Policy provides for the mandatory prompt recovery of erroneously awarded incentive-based compensation from our current and former executive officers (as defined in Exchange Act Rule 10D-1) in the event we are required to prepare an accounting restatement, in accordance with the Final Clawback Rules. The recovery of such compensation applies regardless of whether an executive officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. Under the Clawback Policy, our Board may recover from the current and former executive officers erroneously awarded incentive-based compensation received within a look-back period of the three completed fiscal years preceding the date on which we are required to prepare an accounting restatement. The Clawback Policy applies with respect to all incentive-based compensation received on or after October 2, 2023.
As a publicly-held company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our CEO and CFO may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002.
Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale and/or dispositions of the Company’s securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report. In addition, it is the Company’s policy to comply with applicable laws and regulations relating to insider trading.
Hedging and Pledging Prohibitions
Our Insider Trading Policy prohibits our employees (including our NEOs) and the non-employee members of our Board from engaging in derivative securities or hedging transactions. This prohibition extends to publicly traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options and other compensatory equity awards issued to our employees (including our officers) and the non-employee members of our Board by our Company). This includes any hedging or similar transaction designed to decrease the risks associated with holding our common stock.
Similarly, our Insider Trading Policy prohibits our employees (including our officers) and the non-employee members of our Board from using our securities as collateral for loans, pledging our securities as collateral for loans or holding our common stock in a margin account.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
We generally grant equity awards on fixed dates determined in advance. Our Compensation Committee (or an authorized delegate) approves all equity awards on or before the grant date. Our Compensation Committee’s general practice is to complete its annual executive compensation review and determine performance goals and target compensation for our NEOs. and then grant equity awards to our NEOs, as further described in the section titled “Compensation-Setting Process” above. Accordingly, annual equity awards are typically granted to our NEOs, as well as the majority of our other employees, in April of each fiscal year. On a limited occasion, the Compensation Committee may grant equity awards outside of our annual grant cycle for new hires, promotions, recognition, retention or other purposes.

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From time to time, we grant stock options to our employees and consultants; we have not granted stock options to our NEOs since 2019. In fiscal 2025, the Compensation Committee delegated authority to the Chief Executive Officer to grant RSUs or stock options to employees and consultants who are not officers or directors of the Company or direct-reports to the Chief Executive Officer within certain specified limits, as further described above under “Compensation Committee Processes and Procedures.” Equity awards granted by our Compensation Committee or pursuant to this delegation are made on regular, predetermined grant dates regardless of whether there is any material non-public information about the Company on such dates, and such grant dates are not specifically timed in relation to the Company’s disclosure of material non-public information. We do not have a practice or policy of granting equity awards in anticipation of the release of material non-public information, and we do not, in any event time the release of material non-public information for the purpose of affecting the value of executive compensation. We have no information to disclose pursuant to Item 402(x)(2) of Regulation S-K.
Tax and Accounting Considerations
We take the applicable tax and accounting requirements into consideration in designing and operating our executive compensation program.
DEDUCTIBILITY OF EXECUTIVE COMPENSATION
Under Section 162(m) of the Code (“Section 162(m)”), compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible unless the compensation qualifies for (i) certain grandfathered exceptions (including the “performance-based compensation” exception) for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017 and not materially modified on or after such date or (ii) the reliance period exception for certain compensation paid by corporations that became publicly held on or before December 20, 2019. For purposes of Section 162(m), a “covered employee” includes our chief executive officer, chief financial officer, any other executive officer whose total compensation is required to be reported to stockholders under the Exchange Act by reason of such individual being among the three highest compensated executive officers for the tax year and any executive officer who was subject to the deduction limit in any tax year beginning after December 31, 2016.
Although our Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, our Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our NEOs in a manner consistent with the goals of our executive compensation program and the best interests of our Company and our stockholders, which may include providing for compensation that is not deductible by us due to the deduction limit under Section 162(m). Our Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with our business needs.
ACCOUNTING FOR STOCK-BASED COMPENSATION
Our Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standard Codification Topic 718 (“ASC Topic 718”), the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic 718 requires us to record compensation expense in our income statement for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule), with the exception of PSU awards which are recognized using the accelerated attribution method. The Company accounts for forfeitures as they occur. This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.
COMPENSATION RISK ASSESSMENT
Our Compensation Committee has reviewed our compensation policies and practices, in consultation with Compensia, to assess whether they encourage employees to take inappropriate risks. After conducting this review of compensation-related risk, our Compensation Committee has concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on our Company.

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Compensation Committee Report*
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (the “CD&A”) contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to our Board that the CD&A be included in this Proxy Statement and incorporated into our Form 10-K for the fiscal year ended January 31, 2025.
Respectfully submitted by the members of the Compensation Committee:
Zachary Nelson (Chair)
Bonita Stewart
Rathi Murthy
*The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the Commission and is not deemed to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act, other than our Annual Report on Form 10 K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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Executive Compensation
Summary Compensation Table for Fiscal Year 2025
The following table presents all of the compensation awarded to or earned by or paid to our NEOs for the fiscal years ended January 31, 2025, 2024 and 2023.

Name	Fiscal Year	Salary ($)	Bonus ($)	Options Awards ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

Jennifer Tejada Chief Executive Officer	2025	600,000	—	—	18,666,881	502,500	21,626	19,791,007
	2024	600,000	—	—	18,910,576	297,360	14,545	19,822,481
	2023	586,667	—	—	21,286,825	828,941	14,864	22,717,297
Howard Wilson Chief Financial Officer	2025	455,882	—	—	4,200,031	267,261	16,946	4,940,120
	2024	455,882	—	—	6,684,967	158,155	15,091	7,314,094
	2023	450,735	—	—	7,450,378	445,660	15,698	8,362,471
Shelley Webb Former Chief Legal & People Officer(4)	2025	416,667	—	—	2,800,006	191,952	11,673	3,420,298
	2024	400,000	—	—	5,165,634	109,032	8,582	5,683,248
	2023	308,333	—	—	5,603,882	240,001	7,569	6,159,785
(1)The amounts reported represent the aggregate grant date fair value of the RSU awards, and PSU awards, as applicable, granted to the NEO in the fiscal years ended January 31, 2025, 2024 and 2023, calculated in accordance with ASC Topic 718. Such aggregate grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant date fair value of the stock awards reported in this column are set forth in Note 12 to our audited financial statements included in our Annual Report. With respect to PSUs granted in fiscal 2025, the grant date fair value in the table above is calculated in accordance with ASC Topic 718 and is based on the probable outcome of the relevant performance condition. The grant date fair value of the PSUs, assuming achievement of the maximum level of performance is $18,666,881 for Ms. Tejada, $2,520,027 for Mr. Wilson and $1,680,004 for Ms. Webb. The amounts reported in this column reflect the accounting cost for these stock awards, and do not correspond to the actual economic value that may be received by the NEOs upon vesting of the awards.
(2)The amounts reported represent the NEO’s total cash incentive bonuses earned for the fiscal year ended January 31, 2025, 2024 and 2023, as described above under “Compensation Elements—Target Bonus Amounts,” and paid in fiscal 2026, 2025, and 2024, respectively.
(3)The amounts reported for fiscal year ended January 31, 2025 include (i) driver services for Ms. Tejada, (ii) matching 401(k) contributions for Mr. Wilson and Ms. Webb, (iii) group term life insurance for Ms. Tejada, Mr. Wilson and Ms. Webb, (iv) Company parking for Ms. Tejada, Mr. Wilson and Ms. Webb, (v) transportation for Ms. Tejada and (vi) a Company paid conference for Ms. Tejada’s spouse.
(4)Ms. Webb ceased serving as our Chief Legal & People Officer effective February 3, 2025. In recognition of Ms. Webb's contributions during fiscal 2025, the Compensation Committee agreed that Ms. Webb remained eligible for her fiscal 2025 annual cash bonus payment based on the Company's actual achievement of the financial performance goals set forth under the Fiscal 2025 Bonus Plan, with such payment to be made at the same time annual cash bonus payments were otherwise made to the other plan participants.

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Grants of Plan-Based Awards in Fiscal Year 2025
The following table shows, for the fiscal year ended January 31, 2025, certain information regarding grants of plan-based awards to our NEOs:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Jennifer Tejada	—	177,000	600,000	1,200,000
	4/2/2024				215,852	431,704	863,408	431,704(4)	18,666,881
Howard Wilson	—	94,140	319,118	638,235
	4/2/2024				29,140	58,280	116,560	135,986(4)	4,200,031
Shelley Webb(5)	—	68,145	231,000	462,000
	4/2/2024				19,427	38,853	77,706	90,657(4)	2,800,006
(1)These amounts reflect the threshold, target, and maximum non-equity incentive cash bonus amounts for performance for the fiscal year ended January 31, 2025 for each of our NEOs, pursuant to the Fiscal 2025 Bonus Plan. These amounts do not necessarily correspond to the actual amounts that were received by our NEOs. Target bonuses were set as a percentage of each NEO's base salary for the fiscal year ended January 31, 2025, and were 100% for Ms. Tejada, 70% for Mr. Wilson and 55% for Ms. Webb, as further described in “Compensation Discussion and Analysis” above.
(2)Amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the fiscal 2025 PSUs that were granted on April 2, 2024, and are eligible to vest based on the achievement of the revenue performance target during the one year performance period. The amounts shown in the Threshold column reflect the PSUs earned if the minimum corporate performance metric is met and is 50% of the amounts shown under the Target column, based on minimum achievement of the revenue performance target at 96% of target. The amounts shown in the Target column reflect the PSUs earned if the corporate performance metric is at target. The amounts shown in the Maximum column reflect the PSUs earned if the maximum corporate performance metric is met and is 200% of the amounts shown under the Target column, based on maximum achievement of the revenue performance target at 102% of target. In addition, once earned, the PSU shares vest over three years, subject to continuous service.
(3)Amounts shown represent the aggregate grant date fair value of the equity awards, which includes RSUs and target PSUs, granted to our NEOs, computed in accordance with ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used in the calculation of these amounts are described in Note 12 to our audited financial statements included in our Annual Report. These amounts may not correspond to the actual value that may be recognized by our NEOs. Material terms of plan-based awards, including criteria used in determining amounts payable and vesting of awards, are further discussed in “Compensation Discussion and Analysis” above.
(4)The amounts represent RSU awards that vest ratably every quarter over three years with the first vest occurring on July 2, 2024, subject to continuous service.
(5)Ms. Webb ceased serving as our Chief Legal & People Officer effective February 3, 2025. In recognition of Ms. Webb's contributions during fiscal 2025, the Compensation Committee agreed that Ms. Webb remained eligible for her fiscal 2025 annual cash bonus payment based on the Company's actual achievement of the financial performance goals set forth under the Fiscal 2025 Bonus Plan, with such payment to be made at the same time annual cash bonus payments were otherwise made to the other plan participants.

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Outstanding Equity Awards as of January 31, 2025
The following table presents the outstanding equity incentive plan awards held by each of our NEOs as of January 31, 2025.

	Option Awards(1)						Stock Awards(1)

Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares or Units That Have Not Vested ($)(2)

Jennifer Tejada Chief Executive Officer	4/2/2024		—	—	—	—	323,778	(3)	5,996,369	431,704	(5)	7,995,158
	4/2/2023		—	—	—	—	102,522	(3)	1,898,707	—		—
	4/2/2022		—	—	—	—	97,197	(4)	1,800,088	—		—
	4/2/2021		—	—	—	—	15,014	(4)	278,059	—		—
	3/8/2019	(6)	814,000	—	14.52	3/8/2029	—		—	—		—
	7/10/2018	(6)	713,084	—	7.43	7/9/2028	—		—	—		—
	7/22/2016	(6)	862,448	—	2.00	7/21/2026	—		—	—		—
Howard Wilson Chief Financial Officer	4/2/2024		—	—	—	—	101,990	(3)	1,888,855	58,280	(5)	1,079,346
	4/2/2023		—	—	—	—	52,628	(3)	974,671	—		—
	4/2/2022		—	—	—	—	47,627	(4)	882,052	—		—
	4/2/2021		—	—	—	—	4,504	(4)	83,414	—		—
	3/8/2019	(6)	220,000	—	14.52	3/8/2029	—		—	—		—
	7/10/2018	(6)	112,084	—	7.43	7/9/2028	—		—	—		—
Shelley Webb Former Chief Legal & People Officer	4/2/2024		—	—	—	—	67,993	(3)	1,259,230	38,853	(5)	719,558
	4/2/2023		—	—	—	—	40,667	(3)	753,153	—		—
	7/2/2022		—	—	—	—	57,846	(4)	1,071,308	—		—
(1)All option and stock awards listed in this table were granted pursuant to the 2010 Stock Plan or the 2019 Equity Plan and are subject to acceleration of vesting as described in “—Employment Agreements with our NEOs ” or “—Potential Payments upon Termination or Change in Control” below.
(2)This column represents the market value of the shares of our common stock underlying the stock awards as of January 31, 2025, based on the closing price of our common stock, as reported on the NYSE, of $18.52 per share on January 31, 2025.
(3)The shares underlying the stock award shall vest in 1/12 quarterly installments, commencing three months after the grant date, subject to continuous service through each such date.
(4)The shares underlying the stock award shall vest in 1/16 quarterly installments, commencing three months after the grant date, subject to continuous service through each such date.
(5)Each PSU granted represents a contingent right to receive one share of our common stock for each unit that is earned. The units subject to the PSU award vests, if at all, based upon both (i) a pre-established, rigorous performance metric (that is based on Revenue) and (ii) each NEO’s Continuous Service (as defined in the 2019 Equity Plan) through the following time-based vesting schedule: Thirty-three percent of the aggregate number of Eligible PSUs vest on the first anniversary of the date of grant of the PSU award (the “First Vest Date”), and the remainder of the Eligible PSUs will vest in eight equal quarterly installments on each of July 2nd, October 2nd, January 2nd, and April 2nd, subject to the NEO’s Continuous Service as of the First Vest Date and each subsequent vesting date. For PSU awards granted on April 2, 2024, 76.3% of such PSUs became eligible due to the attainment of 98.6% of the performance target. The number of PSUs reported reflect target achievement of the performance metrics.
(6)The option is fully vested as of January 31, 2025.

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Stock Option Exercises and Stock Vested in Fiscal Year 2025
The following table shows for the fiscal year ended January 31, 2025, certain information regarding option exercises and stock vested during the last fiscal year with respect to our NEOs:

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Jennifer Tejada	142,786	2,650,680	355,138	7,064,285
Howard Wilson	75,932	1,149,409	163,617	3,228,878
Shelley Webb	—	—	93,761	1,856,138
(1)The value realized on exercise represents the difference between the exercise price per share of the stock option and the market price of our common stock at the time of exercise. The value realized was determined without considering any taxes that may have been owed.
(2)The value realized upon vesting of restricted stock units is calculated by multiplying the number of shares vested by the closing price of our common stock on the vest date.
Employment Agreements with our Named Executive Officers
Below are descriptions of our employment agreements with our NEOs. The agreements generally provide for at-will employment and set forth the NEO’s initial base salary, target annual bonus opportunity, eligibility for employee benefits, and severance benefits upon a qualifying termination of employment. Furthermore, each of our NEOs has executed a form of our standard proprietary information and inventions assignment agreement. The key terms of the employment agreements with our NEOs are described below.
JENNIFER TEJADA
We entered into an amended and restated offer letter with Jennifer Tejada (“Tejada Amended and Restated Offer Letter”), our Chief Executive Officer, which was most recently amended in October 2023 and which sets forth the terms and conditions of her employment with us. The Tejada Amended and Restated Offer Letter has no specific term and provides for at-will employment. The Tejada Amended and Restated Offer Letter supersedes all existing agreements and understandings Ms. Tejada may have concerning her employment relationship with us. Ms. Tejada’s annual base salary as of January 31, 2025 was $600,000 with a target annual bonus opportunity of $600,000. Ms. Tejada is eligible to participate in benefit plans and arrangements made available to all of our full-time employees, subject to the terms of such plans.
Pursuant to the terms of the amended and restated offer letter, if Ms. Tejada’s equity awards subject to time-based vesting and granted prior to a change in control transaction (as defined in her amended and restated offer letter) are not assumed, substituted, continued or canceled for a per-share amount payable to holders of common stock, less any applicable per-share exercise price payable upon exercise of such equity award, in connection with the change in control transaction, 100% of the then-unvested shares subject to such equity awards will vest immediately prior to the change in control transaction, contingent upon such transaction.
Under the Tejada Amended and Restated Offer Letter, if Ms. Tejada’s employment is terminated other than for “cause,” she resigns for “good reason,” or her employment terminates due to her death or “disability” (such terms as defined in the Tejada Amended and Restated Offer Letter), in each case, during the period from three months before until 24 months following a “change in control transaction” (such period for the purposes of the Tejada Amended and Restated Offer Letter, the “change in control transaction period”), Ms. Tejada will be eligible to receive the following severance benefits (less applicable tax withholdings): (i) a lump sum cash amount equal to one and one-half times the sum of her annual base salary and target annual bonus opportunity, plus an additional $12,000; (ii) 100% accelerated vesting and exercisability, as applicable, of all of her outstanding equity awards subject to time-based vesting; (iii) a lump sum cash amount equal to a prorated amount of her target annual bonus opportunity; and (iv) payment or reimbursement of premiums to continue group health coverage under COBRA (as defined below) for 18 months.

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Further, under the Tejada Amended and Restated Offer Letter, if Ms. Tejada’s employment is terminated other than for cause, she resigns for good reason, or her employment terminates due to her death or disability any time other than during the change in control transaction period, Ms. Tejada will be eligible to receive the following severance benefits (less applicable tax withholding): (i) a lump sum cash amount equal to the sum of her annual base salary and her target annual bonus opportunity, plus an additional $12,000; (ii) accelerated vesting and exercisability, as applicable, of each of her outstanding equity awards subject to time-based vesting with respect to a number of shares equal to 50% of the number of shares originally subject to the equity award; (iii) a lump sum cash amount equal to a prorated amount of her target annual bonus opportunity; and (iv) payment or reimbursement of the premiums to continue group health coverage under COBRA for up to 12 months.
To receive the severance benefits above upon a qualifying termination, Ms. Tejada must timely (i) resign from our Board, (ii) sign and not revoke a general release of claims in our favor, and (iii) return all of our property in her possession.
If any of the payments provided for under the Tejada Amended and Restated Offer Letter or otherwise payable to Ms. Tejada would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the related excise tax under Section 4999 of the Internal Revenue Code, then she will be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to her. The Tejada Amended and Restated Offer Letter does not require us to provide any tax gross-up payments to her.
HOWARD WILSON
We have entered into a confirmatory employment agreement with Howard Wilson, our Chief Financial Officer. The confirmatory employment agreement has no specific term and provides for at-will employment. Mr. Wilson’s annual base salary as of January 31, 2025 was $455,882 with a target annual bonus opportunity of $319,118. Mr. Wilson is eligible to participate in benefit plans and arrangements made available to all our full-time employees. Mr. Wilson also is eligible to receive severance benefits upon certain qualifying terminations of his employment, as more fully described below under “—Potential Payments upon Termination or Change in Control.”
SHELLEY WEBB
Prior to her resignation, we had entered into an offer letter with Shelley Webb, our former Chief Legal & People Officer. The offer letter had no specific term and provided for at-will employment. Ms. Webb was eligible to participate in benefit plans and arrangements made available to all our full-time employees. On January 31, 2025, Ms. Webb notified the Company of her decision to resign from the Company effective February 3, 2025.
Potential Payments upon Termination or Change in Control
We maintain the Severance Policy for the benefit of Mr. Wilson and certain other executives (other than Ms. Tejada) and key employees, which was most recently amended in October 2023. Under the Severance Policy, if we terminate the employment of Mr. Wilson ”other than for “cause,” or Mr. Wilson resigns for “good reason” (such terms as defined in the Severance Policy), in each case, during the period from three months before until 18 months following a “change in control” (as defined in the Severance Policy and such period for the purposes of the Severance Policy, the “change in control period”), Mr. Wilson will be eligible to receive the following severance benefits (less applicable tax withholdings): (i) a lump sum cash amount equal to the sum of the participant’s annual base salary and target annual bonus opportunity; (ii) a lump sum cash amount equal to a prorated amount of target annual bonus opportunity; (iii) continuation of health plan benefits at no cost under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for up to 12 months, and (iv) 100% of then outstanding and unvested equity awards that are subject to time-based vesting will fully vest and, as applicable, be exercisable.
Further, under the Severance Policy, if Mr. Wilson is terminated other than for cause any time other than during the change in control period, he will be eligible to receive the following severance benefits (less applicable tax withholding): (i) a lump sum cash amount equal to one-half times the sum of the participant’s annual base salary and target annual bonus opportunity and (ii) continuation of health plan benefits at no cost under COBRA for up to six months.
In addition, if equity awards held by Mr. Wilson that are subject to time-based vesting and granted prior to a change in control are not assumed, substituted, continued or canceled for a per-share amount payable to holders of common stock, less any applicable per-share exercise price payable upon exercise of such equity award, in connection with the change in control, 100% of the then-unvested shares subject to such equity awards will vest immediately prior to the change in control, contingent upon such transaction.

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To receive the severance benefits above upon a qualifying termination, Mr. Wilson must sign and not revoke a general release of claims in our favor by the deadline set forth in the Severance Policy.
If any of the payments provided for under the Severance Policy or otherwise payable to Mr. Wilson would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the related excise tax under Section 4999 of the Internal Revenue Code, then he will be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to him. The Severance Policy does not require us to provide any tax gross-up payments to Mr. Wilson or any other participant.
The Severance Policy will remain in effect until October 30, 2026 (subject to automatic renewal), except if on the date the Severance Policy is set to expire we have entered into an agreement that would cause a change in control to occur, then the Severance Policy will remain in effect until the 18 month anniversary of the consummation of the transaction constituting a change in control.
Ms. Tejada is not eligible to participate in the Severance Policy and is only eligible to receive potential termination or change in control payments pursuant to her second amended and restated employment agreement, as described in “—Employment Agreements with our NEOs—Jennifer Tejada.”
In addition, all options and RSUs granted under our 2019 Equity Plan and our 2010 Stock Plan provide that they will fully accelerate in the event of the holder’s termination due to death.
Pursuant to the terms of our fiscal 2025 PSU awards, in the event of the holder’s termination due to death prior to certification, the number of Eligible PSUs will be determined by the Compensation Committee based on achievement of the performance target, and such Eligible PSUs will become fully vested. In the event of the holder’s termination due to death upon or after certification, the Eligible PSUs will fully accelerate. In the event of a change in control during the performance period, the target number of PSUs relating to the Revenue Performance Target will become Eligible PSUs. If a change in control occurs when there are any Eligible PSUs (including any PSUs that became Eligible PSUs as a result of the change in control), such Eligible PSUs will continue to vest in accordance with the time-based schedule, subject to potential acceleration pursuant to the Severance Policy terms or, with respect to Ms. Tejada, pursuant to her amended and restated employment agreement terms, applicable to time-based vesting awards. In addition, upon Ms. Tejada’s involuntary termination (as defined in her amended and restated employment agreement) excluding death (a) if prior to certification, any outstanding PSUs will remain eligible to become Eligible PSUs on the certification date, with any resulting Eligible PSUs eligible for the vesting acceleration that applies to time-based vesting awards under her employment agreement or (b) if following certification, the Eligible PSUs then-outstanding will be eligible for the vesting acceleration that applies to time-based vesting awards under her employment agreement.
The following table summarizes the estimated payments and benefits that would be provided to our NEOs upon termination or a change in control, assuming the triggering event took place on January 31, 2025, except for Ms. Webb, who resigned from her position as the Chief Legal & People Officer, effective February 3, 2025. In recognition of Ms. Webb's contributions during fiscal 2025, the Compensation Committee agreed that she remained eligible for her fiscal 2025 annual cash bonus payment based on the Company's actual achievement of the financial performance goals set forth under the Fiscal 2025 Bonus Plan, with such payment to be made at the same time annual cash bonus payments were otherwise made to the other plan participants. The annual short-term incentive compensation award payment made to Ms. Webb for fiscal 2025 are set forth in the “Summary Compensation Table for Fiscal Year 2025” above under the heading “Executive Compensation.”Ms. Webb did not receive any other payments, severance or benefits in connection with her resignation.
Amounts actually received if any of the NEOs cease to be employed will vary based on factors such as the timing during the year of any such event, the Company’s stock price, the listed officer’s age, performance under the terms of applicable PSUs, and any changes to our benefit arrangements and policies.

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NEO	Involuntary Termination of Employment Without Cause Not in Change in Control Period ($)(1)(2)	Involuntary Termination of Employment Due to Death Not in Change in Control Period ($)	Involuntary Termination of Employment Without Cause or Voluntary Resignation for Good Reason Within Change in Control Period ($)(2)	Involuntary Termination of Employment Due to Death Within Change in Control Period ($)	Change in Control Where Awards Are Not Assumed and Executive Remains in Service ($)(9)

Jennifer Tejada
Severance Payment(3)	1,812,000	1,812,000	2,412,000	2,412,000	—
Value of Benefits(4)	38,012	38,012	57,018	57,018	—
Equity Acceleration(5)(6)	11,024,521	16,073,397	16,073,397	16,073,397	16,073,397
Total	12,874,533	17,923,409	18,542,415	18,542,415	16,073,397
Howard Wilson
Severance Payment(7)	227,941	227,941	775,000	775,000	—
Value of Benefits(4)	14,825	14,825	29,651	29,651	—
Equity Acceleration(5)(8)	—	4,652,428	4,652,428	4,652,428	4,652,428
Total	242,766	4,895,194	5,457,079	5,457,079	4,652,428
(1)Includes, for Ms. Tejada, a resignation for good reason or involuntary termination due to disability.
(2)Includes, for Ms. Tejada, an involuntary termination due to disability. The Change in Control Period is defined as the period commencing three months prior to and ending 18 months (or, with respect to Ms. Tejada, 24 months) following a change in control.
(3)$1.8 million represents 12 months of the NEO's annual base salary in effect on January 31, 2025, plus 100% of the NEO's target annual bonus for fiscal year 2025, plus an additional $12,000, plus the prorated amount of annual target bonus opportunity from the beginning of fiscal year to termination date. $2.4 million represents 18 months of the NEO's annual base salary in effect on January 31, 2025, plus 100% of the NEO's target annual bonus for fiscal year 2025, plus an additional $12,000, plus the prorated amount of annual target bonus opportunity from the beginning of fiscal year to termination date.
(4)The amounts in this row reflect the estimated value of future premiums under our health and welfare benefit plans.
(5)The amounts in this row reflect the value of accelerated vesting of RSUs and PSUs. The value of accelerated vesting of RSUs and PSUs was calculated by multiplying the number of shares subject to accelerated vesting under RSU and PSU grants by $18.52, which was the closing market price per share of our common stock on January 31, 2025 (the last trading date before the end of our fiscal year). For PSUs, the performance metrics have been deemed satisfied based on actual achievement.
(6)$11.0 million represents the accelerated vesting of 50% of the NEO’s unvested RSUs and PSUs as of January 31, 2025.$16.1 million represents the accelerated vesting of 100% of the NEO’s unvested RSUs and PSUs as of January 31, 2025.
(7)$227,941 represents six months of the NEO's annual base salary in effect on January 31, 2025. $775,000 represents 12 months of the NEO's annual base salary in effect on January 31, 2025, plus the prorated amount of annual target bonus opportunity from the beginning of fiscal year to termination date.
(8)Represents the accelerated vesting of 100% of the NEO’s unvested RSUs and PSUs as of January 31, 2025.
(9)Represents the accelerated vesting of 100% of the NEO’s unvested RSUs and PSUs as of January 31, 2025, assuming a change in control transaction occurs and such awards are not assumed, substituted, continued or canceled for a per-share amount payable to holders of common stock, less any applicable per-share exercise price payable upon exercise of such equity award, in connection with the transaction and such NEO’s employment continues.
Pension Benefits
Aside from our 401(k) Plan, we do not maintain any pension plan or arrangement under which our NEOs are entitled to participate or receive post-retirement benefits.

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Non-Qualified Deferred Compensation
We do not maintain any non-qualified deferred compensation plans or arrangements under which our NEOs are entitled to participate.
Employee Benefit and Stock Plans
2019 EQUITY INCENTIVE PLAN
Our Board adopted and our stockholders approved our 2019 Equity Incentive Plan, in March 2019. The 2019 Equity Plan became effective in connection with our IPO and was amended in March 2022 (as amended, the “2019 Equity Plan”). The 2019 Equity Plan provides for the grant of incentive stock options, or ISOs, nonstatutory stock options, or NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards, and other stock awards, or collectively, stock awards. ISOs may be granted only to our employees, including our officers, and the employees of our affiliates. All other awards may be granted to our employees, including our officers, our non-employee directors, and consultants, and the employees and consultants of our affiliates.
Plan Administration. Our Board, or a duly authorized committee of our Board, administers the 2019 Equity Plan. Our Board may also delegate to one or more of our officers the authority to (1) designate employees (other than officers) to receive specified stock awards, and (2) determine the number of shares subject to such stock awards. Under the 2019 Equity Plan, our Board has the authority to determine and amend the terms of awards, including (but not limited to) the recipients; the exercise, purchase, or strike price of stock awards, if any; the number of shares subject to each stock award; the fair market value of a share of our common stock; the vesting schedule applicable to the awards, together with any vesting acceleration; and the form of consideration, if any, payable upon exercise or settlement of the award. In addition, our Board also generally has the authority to effect, with the consent of any adversely affected participant, the reduction of the exercise, purchase, or strike price of any outstanding award; the cancellation of any outstanding stock award and the grant in substitution therefor of other awards, cash, or other consideration; or any other action that is treated as a repricing under generally accepted accounting principles.
Non-Employee Director Limitation. The maximum number of shares of common stock subject to awards granted under the 2019 Equity Plan or otherwise during any one calendar year to any non-employee director, taken together with any cash fees paid by us to the non-employee director during that year for service on our Board, will not exceed $750,000 in total value (calculating the value of the awards based on the grant date fair value for financial reporting purposes), or, with respect to the calendar year in which a non-employee director is first appointed or elected to our Board, $1,000,000.
Stock Options. ISOs and NSOs are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2019 Equity Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2019 Equity Plan vest at the rate specified in the stock option agreement as determined by the plan administrator. The maximum number of shares of our common stock that may be issued upon the exercise of ISOs under the 2019 Equity Plan is equal to three times the aggregate number of shares initially reserved under the 2019 Equity Plan.
Restricted Stock Unit Awards. Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to our Board and permissible under applicable law. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited once the participant’s continuous service ends for any reason.

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Performance Stock Unit Awards. A performance stock award is a stock award that is payable (including that may be granted, may vest or may be exercised) contingent upon the attainment during a performance period of certain performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be conclusively determined by the Board or the Compensation Committee, in its sole discretion. A performance stock award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the performance stock award agreement.
Corporate Transactions. The 2019 Equity Plan provides that in the event of certain specified significant corporate transactions including: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of more than 50% of our outstanding securities, (3) the consummation of a merger or consolidation where we do not survive the transaction, and (4) the consummation of a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding prior to such transaction are converted or exchanged into other property by virtue of the transaction )”each, a “Corporate Transaction”), each outstanding award will be treated as the plan administrator determines unless otherwise provided in an instrument evidencing the stock award or other written agreement between us and the award holder. The following will apply to stock awards in such event:
•stock awards may be assumed by a surviving corporation or acquiring corporation;
•if the surviving corporation or acquiring corporation (or its parent company) does not (a) assume or continue such outstanding stock awards, (b) substitute similar awards for such outstanding stock awards, or (c) cancel such outstanding stock awards for a per-share payment, in such form as may be determined by the Board, equal in value, at the effective time of the Corporate Transaction, to the value of property payable to the holders of Common Stock in connection with such Corporate Transaction and reduced, if applicable, for the per-share exercise price payable for such stock award, the vesting of such stock awards will be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board determines;
•if surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding stock awards or substitute similar awards for such outstanding stock awards, then with respect to stock awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants (as defined in the 2019 Equity Plan), such stock awards will terminate if not exercised (if applicable) prior to the occurrence of the Corporate Transaction, subject to certain conditions set forth in the 2019 Equity Plan;
•in the event a stock award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (1) the value of the property the Participant would have received upon the exercise of the stock award (including, at the discretion of the Board, any unvested portion of such stock award), over (2) any exercise price payable by such holder in connection with such exercise.
The plan administrator is not obligated to treat all stock awards or portions of stock awards, even those that are of the same type, in the same manner in the event of a corporate transaction.
In the event of a change in control, awards granted under the 2019 Equity Plan will not receive automatic acceleration of vesting and/or exercisability, although this treatment may be provided for in an award agreement or in any other written agreement between us and the participant. Under the 2019 Equity Plan, a change in control generally will be deemed to occur in the event: (1) the acquisition by any a person or company of more than 50% of the combined voting power of our then outstanding stock; (2) a merger, consolidation, or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the surviving entity or the parent of the surviving entity; (3) a sale, lease, exclusive license, or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders; or (4) an unapproved change in the majority of our Board.

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2019 EMPLOYEE STOCK PURCHASE PLAN
Our Board adopted and our stockholders approved our 2019 Employee Stock Purchase Plan (the “ESPP”), in March 2019. The ESPP became effective in connection with our IPO.
The purpose of the ESPP is to secure the services of new employees, to retain the services of existing employees, and to provide incentives for such individuals to exert maximum efforts toward our success and that of our affiliates. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code for U.S. employees. In addition, the ESPP authorizes grants of purchase rights that do not comply with Section 423 of the Code under a separate non-423 component. In particular, where such purchase rights are granted to employees who are employed or located outside the United States, our Board may adopt rules that are beyond the scope of Section 423 of the Code.
Administration. Our Board has delegated its authority to administer the ESPP to our Compensation Committee. The ESPP is implemented through a series of offerings under which eligible employees are granted purchase rights to purchase shares of our common stock on specified dates during such offerings. Under the ESPP, we may specify offerings with durations of not more than 27 months and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. An offering under the ESPP may be terminated under certain circumstances.
Payroll Deductions. Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings (as defined in the ESPP) for the purchase of our common stock under the ESPP. Unless otherwise determined by our Board, common stock will be purchased for the accounts of employees participating in the ESPP at a price per share that is at least the lesser of (1) 85% of the fair market value of a share of our common stock on the first date of an offering, or (2) 85% of the fair market value of a share of our common stock on the date of purchase.
Corporate Transactions. The ESPP provides that in the event of certain specified significant corporate transactions including: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of more than 50% of our outstanding securities, (3) the consummation of a merger or consolidation where we do not survive the transaction, and (4) the consummation of a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding prior to such transaction are converted or exchanged into other property by virtue of the transaction, a successor corporation may assume, continue or substitute each outstanding purchase right. If the successor corporation does not assume, continue, or substitute for the outstanding purchase rights, the offering in progress will be shortened and a new exercise date will be set. The participants’ purchase rights will be exercised on the new exercise date and such purchase rights will terminate immediately thereafter.
2010 STOCK PLAN
Our Board adopted and our stockholders approved our 2010 Stock Plan, or the 2010 Plan, in September 2010. The 2010 Plan has been periodically amended, most recently in July 2018. The 2010 Plan provides for the grant of ISOs to our employees, any parent or certain of our subsidiary companies, and for the grant of NSOs and restricted shares to such employees, our directors, and to consultants engaged by us or any of our subsidiary companies. The 2010 Plan was terminated in connection with our IPO, and all outstanding awards granted under the 2010 Plan remain subject to the terms of the 2010 Plan.
Plan Administration. Our Board (referred to as the plan administrator for purposes of the 2010 Plan) administers and interprets the provisions of the 2010 Plan. Under the 2010 Plan, the plan administrator has the authority to, among other things, accelerate the vesting of awards and institute and determine the terms of an option exchange program under which outstanding stock options are exchanged for stock options with a lower exercise price or restricted stock or are amended to decrease the exercise price as a result of a decline in the fair market value of our common stock.
Stock Options and Restricted Shares. Stock options and restricted shares granted under the 2010 Plan generally have terms similar to those described above with respect to stock options and restricted shares granted under the 2019 Equity Plan.
Corporate Transactions. In the event of a sale of all or substantially all of our assets or a merger, consolidation, or other capital reorganization or business combination of us with or into another corporation, entity, or person, each outstanding option shall either be assumed or an equivalent option or right shall be substituted or terminated in exchange for a payment of cash or other property with respect to vested options, and such payment will be equal to the difference between the exercise price and the fair market value of the portion of the optioned stock. In the event the option is not assumed, substituted, or exchanged, then each such stock option shall terminate upon the consummation of the foregoing corporate transaction.

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401(K) PLAN
We maintain a tax-qualified defined contribution retirement plan under Section 401(k) of the Code that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax and/or post-tax basis, up to $23,500 for 2025 (with an additional $7,500 catch-up contribution allowed for participants aged 50 and older). Employee contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Participants are immediately and fully vested in their contributions. The Section 401(k) Plan is intended to be qualified under Section 401(a) of the Code with the Section 401(k) Plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the Section 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the Section 401(k) Plan. Our Section 401(k) Plan provides for discretionary matching of employee contributions. For fiscal 2025, the employer matching contribution was up to two percent (2%) of each participant’s employee contributions of up to two percent (2%) of eligible wages during the period as defined in the Section 401(k) Plan.
Equity Compensation Plan Information
The following table provides information as of January 31, 2025 with respect to the shares of our common stock that may be issued under our existing equity compensation plans. As of January 31, 2025, the Company has two equity compensation plans that have not been approved by our stockholders, the Rundeck, Inc. 2017 Stock Option and Grant Plan, as amended (the “Rundeck Plan”), which we assumed in connection with our acquisition of Rundeck, Inc., and the Jeli, Inc. 2019 Stock Plan, as amended (the “Jeli Plan”), which we assumed in connection with our acquisition of Jeli, Inc.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)(2)

Equity compensation plans approved by stockholders	12,855,467	10.67	23,823,171
Equity compensation plans not approved by stockholders(3)	—	—	—
Total	12,855,467		23,823,171
(1)The weighted-average exercise price is calculated based solely on outstanding stock options. It does not reflect the shares that will be issued in connection with the settlement of restricted stock units or performance stock units, since these equity awards have no exercise price.
(2)Includes 20,028,092 shares available for future issuance under our 2019 Equity Plan and 3,795,079 shares available for future issuance under our ESPP. The shares of common stock underlying any awards that are forfeited, canceled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2010 Plan and the 2019 Equity Plan will be added back to the shares of common stock available for issuance under the 2019 Equity Plan. We no longer make grants under the 2010 Plan. Our 2019 Equity Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each February 1, beginning on February 1, 2020, by 5% of the outstanding number of shares of our common stock on the immediately preceding January 31 or such lesser number of shares as determined by our Compensation Committee. The ESPP provides that the number of shares reserved and available for issuance will automatically increase each February 1, beginning on February 1, 2020, by the lesser of 1,850,000 shares of our common stock, 1% of the outstanding number of shares of our common stock on the immediately preceding January 31, or such lesser number of shares as determined by our Compensation Committee. On February 1, 2025, the number of shares available for issuance under our 2019 Plan and our ESPP increased by 4,554,130 shares and 910,826 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.
(3)Excludes options assumed by the Company in connection with acquisitions. As of January 31, 2025, a total of 23,681 shares of common stock were issuable upon exercise of outstanding stock options. The weighted-average exercise price of those outstanding stock options is $11.08 per share. There are no additional shares available for grant under the Rundeck Plan or the Jeli Plan.

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Additional Compensation Matters
CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are disclosing the following information about the relationship of the median of the annual total compensation of all our employees (other than our CEO), and the annual total compensation of our CEO, Ms. Tejada, for Fiscal 2025.
CEO PAY RATIO FOR FISCAL 2025
•The median of the annual total compensation of all our employees, excluding our CEO, was $171,151;
•The annual total compensation of our CEO, as reported in the Summary Compensation Table for Fiscal Year 2025 included in this Proxy Statement, was $19,791,007; and
•The ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees was approximately 116 to 1.
This ratio is a reasonable estimate calculated in a manner consistent with SEC rules.
METHODOLOGY
The methodology and the material assumptions, adjustments and estimates used to identify the median of the annual total compensation of all our employees for fiscal 2025 were based on the following:
Our median employee was identified from all full-time, part-time, seasonal, and temporary employees as of January 31, 2025, the last day of our fiscal year (other than our CEO). As of January 31, 2025, we and our consolidated subsidiaries employed approximately 1,242 individuals. We did not include any contractors or other non-employee workers in our employee population.
To identify our median employee from our employee population, we calculated the aggregate amount of each employee’s (i) base salary or gross wages, (ii) target bonuses and cash incentives, and (iii) the grant date fair value, calculated in accordance with ASC Topic 718, of equity awards granted, in each case during the period from February 1, 2024 through January 31, 2025, which compensation measure was consistently applied. Amounts under items (i) and (ii) above were annualized for any permanent employees who commenced work during fiscal 2025. We selected the foregoing compensation elements because they represented our principal broad-based compensation elements.
Compensation not paid in U.S. dollars was converted to U.S. dollars using the foreign exchange rates in effect as of January 31, 2025.
In determining a new median employee for fiscal 2025, PagerDuty changed our consistently applied compensation measure to better reflect how pay is reviewed across the organization. While we do not believe that this change in methodology had a significant effect on our analysis, we determined that using target bonuses and cash incentives (rather than our historical practice of using bonuses and cash incentives paid) reduces the volatility in pay, hence, strengthening the fair representation of our employee workforce.
CALCULATION
Once we identified our median employee using the aforementioned methodology, we then calculated the annual total compensation of this employee for fiscal 2025 in accordance with the requirements of the Summary Compensation Table for Fiscal Year 2025.
We determined our CEO’s annual total compensation for fiscal 2025 as reported in our Summary Compensation Table for Fiscal Year 2025.
The SEC rules allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee population and compensation practices, therefore the pay ratio reported by other companies may not be comparable to our pay ratio. As explained by the SEC when it adopted these rules, the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.

PagerDuty	63	2025 Proxy Statement

Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the executive compensation actually paid to our Named Executive Officers for the fiscal years ended January 31, 2025, January 31, 2024, January 31, 2023, January 31, 2022, and January 31, 2021 and certain aspects of our financial performance. The disclosure in this section is prescribed by Item 402(v) of Regulation S-K and does not necessarily align with how the Company or the Compensation Committee view the link between Named Executive Officer compensation and the Company’s performance. For further information concerning our “pay for performance” philosophy and how we align executive compensation with our performance, please refer to the “Compensation Discussion and Analysis.”
PAY VERSUS PERFORMANCE TABLE

					Value of Initial Fixed $100 Investment Based on:
Fiscal Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(4)	Total Stockholder Return ($)(5)	Peer Group Total Stockholder Return ($)(6)	Net Income (Loss) (in thousands) ($)(7)	Non-GAAP Operating Margin (%)(8)
2025	19,791,007	13,333,953	4,180,209	2,583,548	79.42	188.45	(43,536)	18%
2024	19,822,501	3,403,555	4,363,951	1,675,545	101.54	142.97	(77,367)	13%
2023	22,717,297	5,284,214	5,818,780	2,306,198	127.74	117.81	(129,225)	1%
2022	13,268,568	(1,510,440)	5,274,403	1,884,137	141.60	143.77	(107,455)	(8)%
2021	6,686,894	39,741,417	2,389,866	9,459,672	208.96	147.84	(68,903)	(8)%
(1)Represents the amount of total compensation reported for Ms. Tejada (our “PEO”) for each covered fiscal year in the “Total” column of the Summary Compensation Table for such fiscal year. Please refer to “Executive Compensation Summary Compensation Table for Fiscal Year 2025.”
(2)Represents the amount of executive “compensation actually paid” to our PEO, as computed in accordance with Item 402(v) of Regulation S-K for each covered fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to our PEO’s total compensation for each covered fiscal year to determine the compensation actually paid:

Fiscal Year	Reported Summary Compensation Table Total for PEO ($)	Deduct: Reported Value of Equity Awards ($)(a)	Add: Equity Award Adjustments ($)(b)	Compensation Actually Paid to PEO ($)

2025	19,791,007	18,666,881	12,209,827	13,333,953
(a)These deductions are the amounts listed in the “Stock Awards” column in the Summary Compensation Table and represent the grant date fair value of the equity awards for each covered fiscal year.

PagerDuty	64	2025 Proxy Statement

(b)The equity award adjustments for the covered fiscal year include the addition (or subtraction, as applicable) of the following: (i) addition of the year-end fair value of any equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (ii) addition of the amount equal to the change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value (whether positive or negative) of any equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year; (iii) addition, for equity awards that are granted and vest in the same covered fiscal year, of the fair value as of the vesting date; (iv) addition, for equity awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year, of the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value (whether positive or negative); (v) subtraction, for equity awards granted in any prior fiscal year that are determined to fail to meet the applicable vesting conditions during the covered fiscal year, of the amount equal to the fair value at the end of the prior fiscal year; and (vi) addition of the dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year.
The valuation assumptions used to calculate the fair values of the stock options held by our PEO that vested during or were outstanding as of the end of the covered fiscal year materially differed from those valuation assumptions disclosed at the time of grant in the following respects: the expected term assumptions varied from 0.78 years to 0.88 years, the stock price volatility assumptions varied from 44.47% to 46.43%, and the risk-free interest rate assumptions varied from 4.72% to 4.97%, depending on the specific stock option the fair value of which was being recalculated. The valuation assumptions used to calculate the fair values of the RSU and PSU awards held by our PEO that vested during or were outstanding as of the end of the covered fiscal year (including the probable outcome of any such awards subject to performance conditions) did not materially differ from those valuation assumptions disclosed at the time of grant.
The amounts deducted or added in calculating the equity award adjustments in accordance with the SEC methodology for determining compensation actually paid are as follows:

Fiscal Year	Year End Fair Value of Equity Awards ($)(i)	Add: Change in Fair Value from the end of the Prior Year to the end of the Covered Year of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years ($)	Add: Fair Value as of Vesting Date of Equity Awards Granted and Vested in Same Year ($)	Add: Change in Fair Value from the end of the Prior Year to the Vesting Date of Equity Awards Granted in Prior Years that Vested in Covered Year ($)	Deduct: Fair Value at End of Prior Year of Equity Awards that Failed to Meet Vesting Conditions in Covered Year ($)	Add: Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)

2025	12,096,674	(1,108,022)	2,090,525	(869,350)	—	—	12,209,827
(i)Year-end fair value includes the PSU awards that were granted in April 2024, with an expected payout of 76%.

(3)Represents the average of the amounts of total compensation reported for our named executive officers (our “NEOs”) as a group (excluding Ms. Tejada, who has served as our PEO since 2012) for each covered fiscal year in the “Total” column of the Summary Compensation Table for such fiscal year. Please refer to “Executive Compensation – Summary Compensation Table for Fiscal Year 2025.” The names of each NEO (excluding our PEO) included for purposes of calculating the average of the amounts of total compensation in each covered fiscal year are as follows: (i) for fiscal year 2025, Howard Wilson, our Chief Financial Officer and Shelley Webb, our former Chief Legal and People Officer (her previous title was Senior Vice President, Legal and General Counsel); (ii) for fiscal year 2024, Howard Wilson, our Chief Financial Officer, David Justice, our former Executive Vice President, Chief Revenue Officer, Shelley Webb, our former Chief Legal and People Officer (her previous title was Senior Vice President, Legal and General Counsel); (iii) for fiscal 2023, Howard Wilson, our Chief Financial Officer, David Justice, our Executive Vice President, Chief Revenue Officer, Shelley Webb, our Senior Vice President, Legal and General Counsel; and Stacey Giamalis, our former Senior Vice President, Legal, General Counsel, and Secretary; (iv) for fiscal 2022, Howard Wilson, our Chief Financial Officer, David Justice, our Executive Vice President, Chief Revenue Officer, and Stacey Giamalis, our Senior Vice President, Legal, General Counsel, and Secretary; and (v) for fiscal 2021, Howard Wilson, our Chief Financial Officer, David Justice, our Executive Vice President, Chief Revenue Officer, and Stacey Giamalis, our Senior Vice President, Legal, General Counsel, and Secretary.

PagerDuty	65	2025 Proxy Statement

(4)Represents the average of the amount of executive “compensation actually paid” to our NEOs as a group (excluding our PEO), as computed in accordance with Item 402(v) of Regulation S-K for each covered fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average of the total compensation of such NEOs with respect to the covered fiscal year to determine the compensation actually paid, using the same methodology described above in Note 2(b):

Fiscal Year	Average Reported Summary Compensation Table Total for Non-PEO Named Executive Officers ($)	Deduct: Average Reported Value of Equity Awards ($)(a)	Add: Average Equity Award Adjustments ($)(b)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)

2025	4,180,209	3,500,019	1,903,358	2,583,548
(a)These deductions are the amounts listed in the “Stock Awards” column in the Summary Compensation Table and represent the grant date fair value of the equity awards for each covered fiscal year.
(b)The valuation assumptions used to calculate the fair values of the stock options held by our NEOs as a group (excluding our PEO) that vested during or were outstanding as of the end of each covered fiscal year materially differed from those valuation assumptions disclosed at the time of grant in the following respects: the expected term assumptions varied from 0.78 years to 0.88 years, the stock price volatility assumptions varied from 44.47% to 46.43%, and the risk-free interest rate assumptions varied from 4.72% to 4.97%, depending on the specific stock option the fair value of which was being recalculated. The valuation assumptions used to calculate the fair values of the RSU and PSU awards held by our NEOs as a group (excluding our PEO) that vested during or were outstanding as of the end of each covered fiscal year (including the probable outcome of any such awards subject to performance conditions) did not materially differ from those valuation assumptions disclosed at the time of grant.
The amounts deducted or added in calculating the average equity award adjustments in accordance with the SEC methodology for determining compensation actually paid are as follows:

Fiscal Year	Average Year End Fair Value of Equity Awards Granted in Covered Year ($)(i)	Add: Average Change in Fair Value from the end of the Prior Year to the end of the Covered Year of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years ($)	Add: Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in Same Year ($)	Add: Average Change in Fair Value from the end of the Prior Year to the Vesting Date of Equity Awards Granted in Prior Years that Vested in Covered Year ($)	Deduct: Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in Covered Year ($)	Add: Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value ($)	Average Equity Award Adjustments ($)

2025	2,260,324	(524,442)	548,751	(381,275)	—	—	1,903,358
(i)Year-end fair value includes the PSU awards that were granted in April 2024, with an expected payout of 76%.
(5)Total stockholder return (“TSR”) is determined based on an initial fixed investment of $100 on January 31, 2020. Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period.
(6)Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated and includes the reinvestment of dividends. The peer group used for this purpose is the following published industry index: the S&P Software & Services Select Industry Index.
(7)The dollar amounts reported represent the amount of net loss reflected in our audited financial statements for each covered fiscal year.
(8)As required by Item 402(v) of Regulation S-K, we have determined that “Non-GAAP Operating Margin” is our Company-Selected Measure for fiscal 2025. We define “Non-GAAP Operating Margin” as GAAP operating margin excluding stock-based compensation expense, employer taxes related to employee stock transactions, amortization of acquired intangible assets, acquisition-related expenses, and restructuring costs. We believe that these expenses are not necessarily reflective of operational performance during a period. In particular, we believe the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses. While we use numerous financial and non-financial performance measures for the purpose of evaluating performance for our executive compensation program, we have determined that Non-GAAP Operating Margin is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by us to link compensation actually paid to our PEO and other NEOs, for the most recently completed fiscal year, to our performance.Non-GAAP Operating Margin is one component of our short-term incentive compensation program, as further described in “Compensation Discussion and Analysis” above.

PagerDuty	66	2025 Proxy Statement

Financial Performance Measures
As described in greater detail in “Compensation Discussion and Analysis,” our executive compensation program is designed to reflect our variable “pay-for-performance” philosophy. The performance measures that we use for both our short-term and long-term incentive award programs are selected based on an objective of incentivizing our PEO and our other NEOs to increase the value of our enterprise for our stockholders, and are among the most important financial performance measures used by us to link executive compensation actually paid to our PEO and our other NEOs, to our performance for the most recently completed fiscal year. Overall, the most important financial performance measures for the most recently completed fiscal year are as follows:
■ Non-GAAP Operating Margin
■ Revenue
■ ARR
REQUIRED DISCLOSURE OF THE RELATIONSHIP BETWEEN COMPENSATION ACTUALLY PAID AND FINANCIAL PERFORMANCE MEASURES
As described in more detail in “Compensation Discussion and Analysis,” our executive compensation program reflects a variable “pay-for-performance” philosophy. While over the years we have used several different performance measures to align executive compensation with our performance, not all of these performance measures are presented in the Pay-Versus-Performance Table. Moreover, while we generally seek to prioritize long-term performance as our primary incentive for our PEO and our other NEOs, we do not specifically align our performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between the information presented in the Pay Versus Performance Table.

PagerDuty	67	2025 Proxy Statement

COMPENSATION ACTUALLY PAID AND COMPANY TSR AND PEER GROUP TSR
The graph below compares our TSR and PEO and other NEO compensation actually paid for the five fiscal years beginning with fiscal 2021.
In addition, the graph below compares our cumulative TSR to the cumulative TSR of the selected peer group.

Compensation Actually Paid vs. TSR
Compensation Actually Paid
TSR (Value of Initial $100 Investment from 1/31/2020)
50,000
40,000
30,000
20,000
10,000
0
-10,000
$300
$250
$200
$150
$100
$50
$0
$39,741
$9,460
$209
$148
$142
$144
$(1,510)
$1,884
$128
$118
$5,284
$2,306
$143
$102
$3,404
$1,676
$188
$13,334
$79
$2,584
2021
2022
2023
2024
2025
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
PagerDuty Total Shareholder Return
Peer Group Total Shareholder Return

PagerDuty	68	2025 Proxy Statement

COMPENSATION ACTUALLY PAID AND NET LOSS
The graph below compares our net loss and PEO and other NEO compensation actually paid for the five fiscal years beginning with fiscal 2021.

Compensation Actually Paid vs. Net Loss
Compensation Actually Paid
Net Loss ($ Millions)
50,000
40,000
30,000
20,000
10,000
0
-10,000
0
(50)
(100)
(150)
(200)
2021
2022
2023
2024
2025
$39,741
$9,460
$(69)
$(1,510)
$1,884
$(107)
$5,284
$2,306
$(129)
$3,404
$1,676
$(77)
$13,334
$2,584
$(44)
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net Loss

PagerDuty	69	2025 Proxy Statement

COMPENSATION ACTUALLY PAID AND NON-GAAP OPERATING MARGIN
The graph below compares our Non-GAAP Operating Margin and PEO and other NEO compensation actually paid for the five fiscal years beginning with fiscal 2021.

Compensation Actually Paid vs. Non-GAAP Operating Margin
Compensation Actually Paid
Non-GAAP Operating Margin (% of Revenue)
50,000
40,000
30,000
20,000
10,000
0
-10,000
30%
20%
10%
0%
(10)%
(20)%
(30)%
(40)%
$39,741
$9,460
$(1,510)
$1,884
$5,284
$2,306
$3,404
$1,676
$13,334
$2,584
(8)%
(8)%
1%
13%
18%
2021
2022
2023
2024
2025
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Non-GAAP Operating Margin

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

PagerDuty	70	2025 Proxy Statement

Security Ownership of Certain
Beneficial Owners and Management
The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 31, 2025 (or as of the date otherwise indicated below) by: (i) each director and nominee for director; (ii) each of the executive officers named in “Executive Compensation—Summary Compensation Table for Fiscal Year 2025; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.
We have based percentage ownership of our common stock on 91,254,100 shares of our common stock outstanding as of March 31, 2025.
Unless otherwise indicated, the address of each beneficial owner listed below is c/o PagerDuty, Inc., 600 Townsend St., Suite 200, San Francisco, CA 94103.

	Common Stock

Name of Beneficial Owner	Number (#)	Percentage (%)

5% Stockholders
The Vanguard Group, Inc.(1)	10,528,262	11.5
ARK Investment Management LLC (2)	9,327,206	10.2
BlackRock, Inc.(3)	7,400,778	8.1
RGM Capital, LLC.(4)	5,015.461	5.5
Named Executive Officers and Directors
Jennifer Tejada(5)	3,186,632	3.5
Howard Wilson(6)	778,771	*
Shelley Webb	32,616	*
Alex Solomon(7)	2,635,109	2.9
Sarah Franklin	—	*
Teresa Carlson	6,412	*
William Losch	18,860	—
Elena Gomez(8)	184,515	*
Rathi Murthy(9)	127,256	*
Zachary Nelson	321,834	*
Bonita Stewart	26,071	*
Donald Carty	—	*
All directors and executive officers as a group(10) (11 persons)	7,318,076	8.0
* Represents beneficial ownership of less than 1%.
(1)Based upon the information provided by The Vanguard Group, Inc. (“Vanguard”) in a Schedule 13G/A filed on January 31, 2025. According to the filing, Vanguard has shared voting power over 166,704 shares of common stock, no sole voting power, sole dispositive power over 10,258,013 shares of common stock, and shared dispositive power with respect to 270,249 shares of common stock. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

PagerDuty	71	2025 Proxy Statement

(2)Based upon the information provided by ARK Investment Management LLC (“ARK”) in a Schedule 13G/A filed on March 7, 2025. According to the filing, ARK has sole voting power with respect to 8,729,224 shares of common stock, shared voting power over 213,708 shares of common stock, sole dispositive power over 9,327,206 shares of common stock, and no shared dispositive power. The principal business address of ARK is 200 Central Avenue, St. Petersburg, FL 33701.
(3)Based upon the information provided by BlackRock, Inc. (“BlackRock”) in a Schedule 13G/A filed on April 17, 2025. According to the filing, BlackRock has sole voting power with respect to 7,294,796 shares of common stock, sole dispositive power over 7,400,778 shares of common stock and no shared voting or dispositive power. The principal business address of BlackRock, Inc. 50 Hudson Yards, New York, NY 10001.
(4)Based upon the information provided by RGM Capital, LLC (“RGM”) in a Schedule 13G filed on February 13, 2025. According to the filing, RGM has shared voting power over 5,015,461 shares of common stock, no sole voting power and no sole dispositive power, and shared dispositive power with respect to 5,015,461 shares of common stock. The principal business address of RGM is 9010 Strada Stell Court, Suite 105, Naples, FL 34109.
(5)Consists of (i) 45,220 shares each held indirectly by Jennifer Tejada, as Trustee of the Tejada 2023 Grantor Retained Annuity Trust - I and Jennifer Tejada, as Trustee of the Tejada 2023 Grantor Retained Annuity Trust - II, (ii) 144,500 shares held indirectly by Jennifer Tejada, as Trustee of the Langford Island Trust (iii) 76,852 shares each held indirectly by Jennifer Tejada, as Trustee of the Tejada 2024 Grantor Retained Annuity Trust - I, Jennifer Tejada, as Trustee of the Tejada 2024 Grantor Retained Annuity Trust - II, Jennifer Tejada, as Trustee of the Tejada 2024 Grantor Retained Annuity Trust - III, and Jennifer Tejada, as trustee of the Tejada 2024 Grantor Retained Annuity Trust - IV and (iv) 2,389,532 shares subject to options exercisable within 60 days of March 31, 2025, and (v) 200,728 shares issuable upon the settlement of RSUs and PSUs releasable within 60 days of March 31, 2025.
(6)Consists of (i) 332,084 shares subject to options exercisable within 60 days of March 31, 2025, and (ii) 50,710 shares issuable upon the settlement of RSUs and PSUs releasable within 60 days of March 31, 2025.
(7)Consists of 2,743 shares issuable upon the settlement of RSUs releasable within 60 days of March 31, 2025.
(8)Consists of 161,140 shares subject to options exercisable within 60 days of March 31, 2025, all of which are fully vested as of such date.
(9)Consists of 103,881 shares subject to options exercisable within 60 days of March 31, 2025, all of which are fully vested as of such date.
(10)Consists of (i) 7,285,460 shares owned by our current executive officers and directors, (ii) 2,986,637 shares subject to options exercisable within 60 days of March 31, 2025 and (iii) 254,181 shares issuable upon the settlement of RSUs and PSUs releasable within 60 days of March 31, 2025.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on our review of the copies of such forms furnished to us and written representations from these officers and directors, we believe that all Section 16(a) filing requirements were met during the year ended January 31, 2025, with the exception of Mr. Wilson who filed a late Form 4 for one transaction due to an administrative oversight.

PagerDuty	72	2025 Proxy Statement

Transactions With Related Persons
and Indemnification
Related Person Transactions Policy and Procedures
We maintain a written related person transaction policy (the “Related Person Transactions Policy”) that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person had or will have a direct or indirect interest and in which the aggregate amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not considered related party transactions under this policy. A transaction, arrangement or relationship in which a related person’s participation is solely due to such related person’s position as a director of an entity that is participating in such transaction, arrangement or relationship would not be considered a related party transaction under this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.
Under the Related Person Transactions Policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated, or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to the Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of the Board, for review, consideration, and approval or ratification. The presentation must include a description of, among other things: all of the parties to the transaction; the material facts of the proposed transaction; the interests, direct and indirect, of the related persons; the purpose of the transaction; the benefits to us of the transaction; whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally; and management’s recommendation with respect to the proposed transaction. Under the Related Person Transactions Policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the Related Person Transactions Policy.
In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.
In considering related person transactions, the Audit Committee, or other independent body of the Board, will take into account the relevant available facts and circumstances including, but not limited to:
•the risks, costs and benefits to the Company;
•the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•the terms of the transaction;
•the availability of other sources for comparable services or products; and
•the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.
The Related Person Transactions Policy requires that, in determining whether to approve, ratify or reject a related person transaction, the Audit Committee, or other independent body of the Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as the Audit Committee, or other independent body of the Board, determines in the good faith exercise of its discretion.

PagerDuty	73	2025 Proxy Statement

Certain Related Person Transactions
The following is a summary of transactions since February 1, 2024, to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements which are described in the sections titled “Executive Compensation” and “Director Compensation—Non-Employee Director Compensation.”
TRANSACTIONS WITH EXPEDIA GROUP
We entered into a master service agreement with Expedia Group in June 2016. Pursuant to the agreement, we billed approximately $4.0 million to, and recognized approximately $3.6 million in revenue from, Expedia Group in fiscal year 2025. Rathi Murthy, a member of our Board since March 2019, served as the President and Chief Technology Officer of Expedia Group from June 2021 to May 2024.
INDEMNIFICATION AGREEMENTS
Our amended and restated certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:
•any breach of the director’s duty of loyalty to the corporation or its stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•any transaction from which the director derived an improper personal benefit
This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
Our amended and restated certificate of incorporation provides that we are authorized to indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws provide that we are required to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that, upon satisfaction of certain conditions, we are required to advance expenses incurred by a director or executive officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. Our amended and restated bylaws also provide our Board with discretion to indemnify our other officers and employees when determined appropriate by our Board. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the Board. With certain exceptions, these agreements provide for indemnification for related expenses (including, among other things, attorneys’ fees), judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

PagerDuty	74	2025 Proxy Statement

Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are PagerDuty stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or PagerDuty. Direct your written request to PagerDuty, Inc., Investor Relations, 600 Townsend St., Suite 200, San Francisco, California 94103. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

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Questions and Answers About
These Proxy Materials and Voting
The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this Proxy Statement. Please read the entire Proxy Statement carefully before voting your shares.
Why Did I Receive a Notice Regarding the Availability of Proxy Materials on the Internet?
Our Board is providing these proxy materials to you in connection with our Board’s solicitation of proxies for use at the Annual Meeting, which will take place on June 26, 2025. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.
All stockholders will have the ability to access the proxy materials via the Internet, including this Proxy Statement and our Annual Report, as filed with the Securities and Exchange Commission (the “SEC”) beginning on May 27, 2025. The Notice includes information on how to access the proxy materials, how to submit your vote over the Internet or by phone, or how to request a paper copy of the proxy materials. This Proxy Statement and the Annual Report are available at www.proxyvote.com. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request these materials.
Who Can Vote at the Annual Meeting?
Holders of our common stock at the close of business on May 12, 2025, the Record Date, are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. As of the Record Date, there were 92,167,478 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors.
What is the Difference Between Holding Shares as a Stockholder of Record
and as a Beneficial Owner?
Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with American Stock Transfer and Trust Company, LLC, our transfer agent, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the Annual Meeting.
Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. For additional information, see “What if I do not specify how my shares are to be voted?” below.
Do I Have to do Anything in Advance if I Plan to Attend the Annual Meeting?
The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via live audio webcast. You are entitled to participate in the Annual Meeting only if you were a holder of our common stock as of the close of business on the Record Date or if you hold a valid proxy for the Annual Meeting.

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You will be able to attend the Annual Meeting and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PD2025. You also will be able to vote your shares electronically at the Annual Meeting.
To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card. The live audio webcast will begin promptly at 2:00 p.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 1:45 p.m. Pacific Time, and you should allow ample time for the check-in procedures.
How Can I Get Help if I Have Trouble Checking in or Listening to the Meeting Online?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log-in page.
What am I Voting on?
There are three matters scheduled for a vote:
•Election of three Class III directors (Proposal 1);
•Ratification of the selection of PricewaterhouseCoopers LLP by the Audit Committee of the Board as independent registered public accounting firm of the Company for its fiscal year ending January 31, 2026 (Proposal 2); and
•An advisory, non-binding vote to approve the compensation of our named executive officers (Proposal 3).
What if Another Matter is Properly Brought Before the Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I Vote and What are the Voting Deadlines?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can vote in one of the following ways:
•You may vote via the Internet. To vote via the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the proxy card you receive. Your vote must be received by 11:59 p.m. Eastern Time on June 25, 2025 to be counted. If you vote via the Internet, you do not need to return a proxy card by mail.
•You may vote by telephone. To vote by telephone, dial 1-800-690-6903 (the call is toll-free in the United States and Canada; toll charges apply to calls from other countries) and follow the recorded instructions. You will be asked to provide the control number from the proxy card. Your vote must be received by 11:59 p.m. Eastern Time on June 25, 2025 to be counted. If you vote by telephone, you do not need to return a proxy card by mail.
•You may vote by mail. To vote by mail using the proxy card (if you requested paper copies of the proxy materials to be mailed to you), you need to complete, date and sign the proxy card and return it promptly by mail in the envelope provided so that it is received no later than June 25, 2025. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail.
•You may vote at the Annual Meeting. To vote at the Annual Meeting, following the instructions at www.virtualshareholdermeeting.com/PD2025 (have your Notice or proxy card in hand when you visit the website).

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Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of shares held of record by a broker, bank or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee.
Can I Change my Vote or Revoke my Proxy?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:
•entering a new vote via the Internet or by telephone;
•signing and returning a new proxy card with a later date;
•delivering a written revocation to our Secretary at PagerDuty, Inc., 600 Townsend St. Suite 200, San Francisco, CA 94103, by 11:59 p.m. Eastern Time on June 25, 2025; or
•following the instructions at www.virtualshareholdermeeting.com/PD2025.
Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.
What if I Do Not Specify How my Shares are to be Voted?
Stockholder of Record: If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet, or at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable: “FOR” the election of the three nominees as Class III directors, “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2026, and “FOR” the approval, on an advisory, non-binding basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Beneficial Owners: A broker has discretionary authority to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. Brokers, banks or other nominees will not have discretionary voting power to vote your shares without your voting instructions on any of the items being considered at the Annual Meeting, except for Proposal 2 (ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm).
A “broker non-vote” occurs when your broker submits a proxy for the Annual Meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on these matters. These unvoted shares with respect to “non-routine” matters are counted as “broker non-votes.”. Abstentions represent a stockholder’s affirmative choice to decline to vote on a proposal, and occur when shares present at the meeting are marked “abstain.” Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.
If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

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How are Votes Counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For” and “Withhold” and broker non-votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.
How Many Votes are Needed to Approve Each Proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions or Withhold Votes, as Applicable	Effect of Broker Non-Votes

1	Election of Directors	Nominees receiving the plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy and entitled to vote generally on the matter	No effect	No effect
2	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2026.	“For” votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the matter	Against	Not applicable(1)
3	An advisory, non-binding vote to approve the compensation of our named executive officers	“For” votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the matter	Against	No effect
(1)This proposal is considered to be a “routine” matter under the New York Stock Exchange (the “NYSE”) rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.
What is the Quorum Requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present virtually during the virtual meeting or represented by proxy. On the Record Date, there were 92,167,478 shares outstanding and entitled to vote. Thus, the holders of at least 46,083,740 shares must be present virtually or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present virtually during the meeting or represented by proxy may adjourn the meeting to another date.
Why a Virtual-only Online Meeting?
Conducting the Annual Meeting virtually allows for remote participation and increases the opportunity for all stockholders to participate and communicate their views to a much wider audience. Stockholder rights are not affected. Additionally, we use software that verifies the identity of each participating stockholder and ensures during the question and answer portion of the meeting that they are granted the same rights they would have at an in-person meeting.

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Our virtual Annual Meeting allows stockholders to submit questions and comments before and during the Annual Meeting. After the Annual Meeting, we will spend up to 15 minutes answering stockholder questions that comply with the rules of conduct for the Annual Meeting, which will be posted on the virtual Annual Meeting web portal. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
What Does it Mean if I Receive More Than One Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.
I Share an Address With Another Stockholder, and We Received Only One Paper Copy of the Proxy Materials. How May I Obtain an Additional Copy of the Proxy Materials?
We have adopted an SEC-approved procedure called “householding.” Under this procedure, we will deliver only one copy of our Notice of Internet Availability of Proxy Materials, and for those stockholders that requested a paper copy of proxy materials in the mail, one copy of our Annual Report to stockholders and this Proxy Statement, to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure reduces our printing and mailing costs. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:

PagerDuty, Inc.
Attention: Secretary
600 Townsend St., Suite 200
San Francisco, CA 94103
(844) 800-3889

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.
What Happens if the Annual Meeting is Postponed or Adjourned?
Your proxy may be voted at the postponed or adjourned Annual Meeting. You will still be able to change your proxy until it is voted. Any adjournment of the Annual Meeting can be accessed at the same website listed above and you may vote at any postponed or adjourned Annual Meeting using the control number listed in your Notice or proxy card.
How Can I Find Out the Results of the Voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

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Who is Paying For This Proxy Solicitation?
We will pay for the entire cost of soliciting proxies, and we have retained D.F. King & Co., Inc. to solicit proxies for a fee of approximately $75,000, plus a reasonable amount to cover expenses.. In addition to these proxy materials, our directors, officers, and other employees, without additional compensation, may also solicit proxies online, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
When Are Stockholder Proposals and Director Nominations Due For Next Year’s Annual Meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 27, 2026, to our Secretary at 600 Townsend St., Suite 200, San Francisco, California 94103, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to our amended and restated bylaws, if you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so not later than the close of business on March 28, 2026 and no earlier than the close of business on February 26, 2026; provided, however, that if next year’s annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after June 26, 2026, your proposal must be submitted not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of such meeting is first made. You are advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
In order for stockholders to give timely notice of director nominations at our 2026 annual meeting for inclusion on a universal proxy card under Rule 14a-19 of the Exchange Act (“Rule 14a-19”), notice must be submitted by the same deadlines as disclosed above which are set forth in our amended and restated bylaws and must also include the information in the notice required by our amended and restated bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) of the Exchange Act.

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Other Matters
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
Jennifer Tejada
Chief Executive Officer
May 27, 2025

We have filed our Annual Report on Form 10-K for the fiscal year ended January 31, 2025 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Our Annual Report and this Proxy Statement are posted on our website at https://investor.pagerduty.com and are available from the SEC at its website at www.sec.gov. A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended January 31, 2025 is available without charge upon written request to: Secretary, PagerDuty, Inc., 600 Townsend St., Suite 200, San Francisco, California 94103.

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PagerDuty

PAGERDUTY, INC.
600 TOWNSEND STREET, SUITE 200
SAN FRANCISCO, CA 94103

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/25/2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/25/2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. To elect three Class III directors for terms expiring at our 2028 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

Nominees

01 Elena Gomez 02 Zachary Nelson 03 Bonita Stewart

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000679938_1 R1.0.0.2

www.virtualshareholdermeeting.com/PD2025

PAGERDUTY, INC.
Annual Meeting of Stockholders
June 26, 2025 2:00 PM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jennifer Tejada, Howard Wilson, and Irving Gomez, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of PAGERDUTY, INC. that the stockholder (s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM, PDT on June 26, 2025, at www.virtualshareholdermeeting/PD2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000679938_2 R1.0.0.2

Continued and to be signed on reverse side